UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LIGAND PHARMACEUTICALS INCORPORATED

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Notice of Special Meeting of Stockholders

Meeting Date	Tuesday, December 15, 2020
Time	8:30 a.m. (Pacific Time)
Virtual Meeting Link and Password	www.meetingcenter.io/290257542 Password: LGND2020
Record Date	November 5, 2020

Dear Stockholder:

A special meeting of stockholders of Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) will be held on December 15, 2020 at 8:30 a.m. Pacific time. You will be able to attend and participate in the special meeting online, vote your shares electronically and submit your questions during the meeting by visiting:

www.meetingcenter.io/209257542 on the meeting date and at the time described in the accompanying proxy statement. The password for the meeting is LGND2020. There is no physical location for the special meeting. The special meeting will be held for the following purposes:

1.	To approve an amendment and restatement of the Company’s 2002 Stock Incentive Plan.

2.	To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

Stockholders of record at the close of business on November 5, 2020 will be entitled to vote at the special meeting.

Our stock transfer books will remain open between the record date, November 5, 2020, and the date of the meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection at our offices and at the meeting. Whether or not you plan to participate in the virtual special meeting via live webcast, please vote by internet or telephone as described in the enclosed proxy materials or by signing, dating and returning the proxy card enclosed with the proxy materials. If you attend the virtual special meeting and vote at the meeting through the virtual special meeting portal, your proxy will be revoked automatically and only your vote at the special meeting will be counted. The prompt return of your proxy will assist us in preparing for the special meeting.

This proxy statement is available electronically at www.envisionreports.com/LGND2.

By Order of the Board of Directors,

Charles S. Berkman Senior Vice President, General Counsel & Secretary

San Diego, California

November     , 2020

General Information about the Special Meeting and Voting

What is the purpose of the special meeting?	At the special meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. These include the approval of an amendment and restatement of the Company’s 2002 Stock Incentive Plan and the adjournment, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve this proposal.

How can I attend the special meeting?

The special meeting will be conducted virtually via live webcast. You are entitled to participate in the special meeting only if you were a stockholder of the Company as of the close of business on November 5, 2020, or if you hold a valid proxy for the special meeting. No physical meeting will be held.

You will be able to attend the special meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/290257542. The password for the meeting is “LGND2020”. You also will be able to vote your shares online by attending the special meeting by webcast. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

To participate in the special meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, and wish to attend the special meeting, you must register in advance using the instructions below.

The online meeting will begin promptly at 8:30 a.m., Pacific time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the special meeting virtually on the internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual special meeting. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, commonly known as holding shares in “street name,” you must register in advance to attend the virtual special meeting. To register to attend the special meeting you must submit proof of your proxy power (legal proxy) reflecting your ownership of shares of Ligand common stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m., Pacific time, on December 9, 2020. Contact your bank or broker to obtain the legal proxy to provide to Computershare.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 1

Requests for registration should be directed to our transfer agent Computershare at the following:

•  By email - Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•  By mail – Computershare

Ligand Pharmaceuticals Incorporated Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Who can vote at the meeting?	Only stockholders of record as of the close of business on the Record Date are entitled to vote the shares of stock they held on that date. Stockholders may vote by attending the virtual special meeting or by proxy (see “How can I attend the special meeting” above and “How do I vote by proxy?” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our amended and restated bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person (including as a participant in the virtual special meeting) or represented by proxy, will be a quorum for the transaction of business at the meeting.

How many votes do I have?	Each share of our common stock that you own as of November 5, 2020 entitles you to one vote. The proxy card or voting instruction form that is included in the proxy materials mailed to you will show the number of shares that you are entitled to vote.

What is a “broker non-vote”?	A broker non-vote occurs when a broker holding shares for a beneficial owner, commonly known as holding shares in “street name,” does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Discretionary items are proposals considered routine under the rules of the Nasdaq Stock Market LLC (“Nasdaq”) on which your broker may vote shares held in “street name” in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, your shares of our common stock will be treated as broker non-votes. All proposals in this proxy statement will be non-discretionary items.

What vote is required and how are votes counted?

Approval of Proposal No. 1, the amendment and restatement of our 2002 Stock Incentive Plan and Proposal No. 2, the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1., each requires the affirmative vote of a majority of the aggregate votes present, in person (including as a participant in the virtual special meeting) or by proxy, and entitled to vote at the special meeting.

Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. As a result, abstentions will have the same effect as a vote against a proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on either Proposal No. 1 or 2. All proposals will be non-discretionary items and, as a result, there will be no broker non-votes and thus broker non-votes will have no effect on the outcome of the vote. All votes will be counted by an

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 2

inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes.

Voting results will be tabulated and certified by our mailing and tabulating agent, Computershare.

How do I vote by proxy?	Record Holders
If you are a stockholder of record on the Record Date, you may vote in one of the following four ways:

By the internet. You may go to www.envisionreports.com/LGND2 24 hours a day, 7 days a week, and follow the instructions. You will need the 15-digit control number that is included in the proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. Eastern time, on December 14, 2020.

By telephone. On a touch-tone telephone, you may call toll-free 1-800-652-8683, 24 hours a day, 7 days a week, and follow the instructions. You will need the 15 digit control number that is included in the proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. Eastern time, on December 14, 2020.

By mail. If you are a stockholder of record, you may vote by proxy by marking, dating, and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. You should mail the proxy card form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the special meeting. You may vote your shares at the virtual special meeting by the internet if you attend via live webcast. See “How can I attend the special meeting?” and “How do I register to attend the special meeting virtually on the internet?” above for additional details.

Even if you plan to attend the special meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and votes are recorded and confirmed immediately.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote during the special meeting, you must obtain a legal proxy from your broker, bank or other agent and register it with Computershare no later than 2:00 p.m., Pacific time, on December 9, 2020. Follow the

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instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. See “How do I register to attend the special meeting virtually on the internet” above for additional details on how to register with Computershare.

May I revoke my proxy?	If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy by sending in another signed proxy with a later date, by notifying our corporate secretary, Charles S. Berkman, in writing before the special meeting that you have revoked your proxy, or by attending the special meeting and voting during the meeting.

What is the quorum requirement?	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued, outstanding and entitled to vote are present via live webcast or represented by proxy at the special meeting. On the Record Date, there were shares outstanding and entitled to vote. Accordingly, shares must be represented by stockholders present at the special meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement; however, because none of the proposals to be considered at the special meeting are considered discretionary under the rules of Nasdaq, no broker non-votes will be cast. If there is no quorum, either the chairperson of the special meeting or a majority in voting power of the stockholders entitled to vote at the special meeting, present in person (including as a participant in the virtual special meeting) or represented by proxy, may adjourn the special meeting to another time or place.

I share an address with another stockholder, and we received only one paper copy of the proxy materials and special report. How may I obtain an additional copy of these materials?

The rules of the SEC permit us, under certain circumstances, to send a single set of proxy materials to any household at which two or more stockholders reside. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses.

In order to take advantage of this opportunity, we have delivered only one set of proxy materials to stockholders who share an address (unless we received contrary instructions from the affected stockholders prior to the mailing date). We will mail a separate copy of any of the proxy materials, if requested. Requests for separate copies of these documents, either now or in the future, as well as requests for single copies in the future by stockholders who share an address and are currently receiving multiple copies, can be made by stockholders of record by contacting our corporate secretary at Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121, or by telephone at (858) 550-7500. Such requests by street name holders should be made through their bank, broker or other holder of record.

How can I find out the results of the voting at the special meeting?	Preliminary voting results will be announced at the special meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the special meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 4

Proposal No. 1: Amendment and Restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan

We are asking our stockholders to approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the “Existing Plan”). The amendment and restatement of the Existing Plan is referred to herein as the “Restated Equity Plan.” The Restated Equity Plan was adopted by our Board of Directors (“Board”) on October 26, 2020, subject to stockholder approval. The Restated Equity Plan will become effective if it is approved by the stockholders at the special meeting.

The proposed amendments to the Existing Plan would:

•

Increase the Share Reserve. We are asking our stockholders to approve an increase of 1,114,500 in the number of shares available for issuance under the Restated Equity Plan over the existing share reserve under the Existing Plan. Accordingly, the Restated Equity Plan authorizes the issuance of an aggregate of 7,413,754 shares of common stock. As of October 5, 2020, awards covering a total of 2,820,684 shares were subject to outstanding awards under the Existing Plan (with performance awards counted assuming “target” performance) and 14,289 shares remained available for future grants under the Existing Plan (with performance awards counted assuming “target” performance).

Under the terms of the Restated Equity Plan, the shares available for issuance may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one share of common stock for every one share subject to an option or stock appreciation right (“SAR”), outstanding under the Restated Equity Plan and 1.5 shares of common stock for every one share subject to a “full-value award” under the Restated Equity Plan. For purposes of the Restated Equity Plan, a full-value award is an award pursuant to which shares of our common stock are issuable that is granted with a per-share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant.

The proposed increase in shares available for issuance under the Restated Equity Plan (over the existing share reserve under the Existing Plan) has been reviewed and approved by our Board. In the process, the Board determined that the existing number of shares available for issuance under the Existing Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who create stockholder value. The increase in shares has been necessitated by the hiring of new employees, and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.

•

Limit on Incentive Stock Options. Under the Restated Equity Plan, no more than 7,413,754 shares may be issued upon the exercise of incentive stock options (“ISOs”), subject to adjustment for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

•	Extend the Term. The Restated Equity Plan will have a term of ten years from the date it was adopted by our Board.

Each of these aspects of the Restated Equity Plan is discussed below.

The Restated Equity Plan is not being materially amended in any respect other than to reflect the changes described above.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 5

Why the Stockholders Should Vote to Approve the Restated Equity Plan

•

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. Our equity compensation plans are critical to our ongoing effort to build stockholder value. As discussed in the Compensation Discussion and Analysis section of this proxy statement related to our 2020 annual meeting of stockholders, equity incentive awards are central to our compensation program. Our Board and its compensation committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate world-class talent. Historically, we have primarily issued stock options and restricted stock units because these forms of equity compensation provide a strong retention value and incentive for employees to work to grow the business and build stockholder value, and are attractive to employees who share the entrepreneurial spirit that has made us a success.

Also, our equity incentive programs are broad-based. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining talented employees. We believe we must continue to offer a competitive equity compensation plan in order to attract and motivate the talent necessary for our continued growth and success. As of October 5, 2020, 147 of our 158 employees, all of our 8 non-employee directors and one of our 38 consultants held outstanding equity awards.

•

The Existing Plan Will No Longer Have Shares Available for Grant. The Existing Plan has only a small number of shares remaining available for grant, and we will not be able to continue to issue equity to our employees and directors unless our stockholders approve the Restated Equity Plan. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees and directors if we are unable to make equity grants to them.

○

We Manage Our Equity Incentive Award Use Carefully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. Our compensation committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. The following table summarizes the awards outstanding and shares available for grant under the Existing Plan as of October 5, 2020, and the proposed increase in shares authorized for issuance under the Restated Equity Plan:

	Number of Shares(1)	As a % of Shares Outstanding(2)	Dollar Value(3)
Options outstanding	2,615,172	16.3%	$262,197,145
Weighted average exercise price of outstanding options	$84.56	—	—
Weighted average remaining term (in years) of outstanding options	6.3	—	—
Restricted stock units(4)	205,512	1.3%	$20,604,633
Shares available for grant(5)	14,289	0.1%	$1,432,615
Proposed increase in shares available for issuance under Restated Equity Plan (over existing share reserve under Existing Plan)	1,114,500	6.9%	$111,739,770

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(1)	Excludes the 56,079 shares available for grant under our Employee Stock Purchase Plan as of October 5, 2020.

(2)	Based on 16,090,842 shares of our common stock outstanding as of October 5, 2020.

(3)	Based on the closing price of our common stock on October 5, 2020, of $100.26 per share.

(4)

Restricted stock units that are subject to performance-based vesting are reflected assuming “target” performance. Performance-based awards granted prior to 2018 may be eligible to vest in up to 137.5% of the “target” award levels at “maximum” performance. Performance-based awards granted beginning in 2018 may be eligible to vest in up to 150% of the “target” award levels at “maximum” performance. The number of performance-based restricted stock units outstanding as of October 5, 2020 assuming “maximum” performance is 124,663.

(5)	Shares remaining available for issuance under the Existing Plan (reflects performance-based awards at “target” levels).

In determining whether to approve the Restated Equity Plan, including the proposed increase to the share reserve under the Restated Equity Plan over the share reserve under the Existing Plan, our Board considered the following:

•

The 7,413,754 shares to be reserved for issuance under the Restated Equity Plan will represent an increase of 1,114,500 shares from the aggregate number of shares reserved for issuance and that remain available for future grant under the Existing Plan as of October 5, 2020.

•

In determining the size of the share reserve under the Restated Equity Plan, our Board considered the number of equity awards we granted during the past three calendar years. In calendar years 2017, 2018 and 2019, our annual equity burn rates (calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of diluted shares outstanding at the end of the applicable year) under the Existing Plan were 1.5%, 1.2% and 2.3%, respectively. If each “full-value award” is multiplied by 1.5 (consistent with the methodology employed pursuant to the fungible share ratio in the Restated Equity Plan), the “adjusted” annual burn rate under the Existing Plan would be 1.6%, 1.3% and 2.6%, for calendar years 2017, 2018 and 2019, respectively.

•	In fiscal years 2017, 2018 and 2019, the number of stock options and time-vesting restricted stock units granted and the number of performance-based restricted stock units earned, was as follows:

	2019	2018	2017
Stock Options/SARs granted	338,617	228,362	273,353
Time-based RSUs granted	83,796	43,812	43,042
Performance-based RSUs earned	34,702	12,783	143,691

•

We expect the proposed aggregate share reserve under the Restated Equity Plan to provide us with enough shares for awards for approximately one to two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the Existing Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Equity Plan could last for a shorter or longer time.

•

In calendar years 2017, 2018 and 2019, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus

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shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 13.3%, 11.7% and 18.3%, respectively. If the Restated Equity Plan is approved, we expect our overhang at the end of 2020 will be approximately 24% (excluding the 56,079 shares that remain available for issuance under the Employee Stock Purchase Plan as of October 5, 2020).

•

Analysis by our compensation consultant, which was based on generally accepted evaluation methodologies used by proxy advisory firms, that the additional number of shares to be reserved under the Restated Equity Plan is within generally accepted standards as measured by an analysis of the Restated Equity Plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Restated Equity Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Equity Plan.

The Restated Equity Plan Contains Equity Compensation Best Practices

The Restated Equity Plan authorizes the issuance of equity-based compensation in the form of stock options, SARs, restricted shares, restricted stock units, dividend equivalents, stock payments and performance-based awards structured by the compensation committee within parameters set forth in the Restated Equity Plan, for the purpose of providing our directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the Restated Equity Plan that reflect our commitment to effective management of incentive compensation and that are consistent with best practices in equity compensation to protect our stockholders’ interests are as follows:

•

Broad-based eligibility for equity awards. We grant equity awards to all our full-time U.S. employees and key international employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business. As of October 5, 2020, 147 of our 158 employees, all of our 8 non-employee directors and one of our 38 consultants had received grants of equity awards.

•

Stockholder approval is required for additional shares. The Restated Equity Plan does not contain an annual “evergreen” provision. The Restated Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Restated Equity Plan.

•

No Re-pricing or Replacement of Options or Stock Appreciation Rights. The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or SAR with cash, any other award or an option or SAR with an exercise price that is less than the exercise price per share of the original option or SAR.

•

No In-the-Money Option or Stock Appreciation Right Grants. The Restated Equity Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met.

•	Limitations on Grants. No one person participating in the Restated Equity Plan may receive awards for more than 1,000,000 shares of common stock in the aggregate per calendar year.

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•

Non-Employee Director Compensation Limit. The sum of any cash compensation, or other compensation, and the grant date fair value of awards granted to a non-employee director for services as a non-employee director during any calendar year, generally may not exceed $550,000 (which limit will be increased to $850,000 in the calendar year of his or her initial service as a non-employee director).

•	No Tax Gross-Ups. The Restated Equity Plan does not provide for any tax gross-ups.

•	Independent Administration. The compensation committee of the Board, which consists of only independent directors, will administer the Restated Equity Plan if it is approved by stockholders.

Stockholder Approval Requirement

Stockholder approval of the Restated Equity Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq and (2) grant ISOs thereunder.

If the Restated Equity Plan is not approved by our stockholders, the Restated Equity Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated Equity Plan

The following is a summary of the principal features of the Restated Equity Plan, assuming approval of this proposal. The summary, however, is not a complete description of all the provisions of the Restated Equity Plan. The proposed Restated Equity Plan is attached to this proxy statement as Appendix A.

Plan Structure

The Restated Equity Plan contains three separate equity programs; the Discretionary Option Grant Program, the Stock Issuance Program and the Other Stock Awards Program.

Administration

The Restated Equity Plan will be administered by the compensation committee of the Board. This committee has complete discretion, subject to the provisions of the Restated Equity Plan, to authorize awards under the Restated Equity Plan to all eligible persons other than non-employee members of our Board. However, the Board may also appoint a secondary committee of one or more members of our Board to have separate but concurrent authority to make awards under those programs to all eligible individuals other than our executive officers and non-employee members of our Board. The full Board will administer the Restated Equity Plan with respect to awards to the non-employee members of our Board. The term “Plan Administrator,” as used in this proxy statement, will mean the Board, the compensation committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the Restated Equity Plan.

Eligibility

Officers and employees of Ligand and its subsidiaries, whether now existing or subsequently established, non-employee members of our Board and consultants and independent contractors of Ligand and its parent and subsidiaries are eligible to participate in the Restated Equity Plan.

As of October 5, 2020, all 158 of our employees, all 8 non-employee members of our Board and all 38 of our consultants were eligible to receive awards under the Existing Plan, and would have been eligible to receive awards under the Restated Equity Plan had it been in effect on such date.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 9

Shares Available

We are asking our stockholders to approve an increase of 1,114,500 in the number of shares available for issuance under the Restated Equity Plan over the share reserve under the Existing Plan. The Restated Equity Plan will authorize the issuance of an aggregate of 7,413,754 shares of common stock, reduced by (1) one share for each share subject to a stock option or SAR and (2) 1.5 shares for each share subject to a full-value award. As of October 5, 2020, 14,289 shares of common stock remained available for future issuance under the Existing Plan and 2,820,684 shares were subject to outstanding awards under the Existing Plan. In no event may more than 7,413,754 shares of common stock be issued upon the exercise of ISOs under the Restated Equity Plan.

If (1) any award is forfeited or expires or such award is settled for cash, (2) any shares subject to a full-value award are forfeited by the holder or repurchased by us at a price not greater than the price paid by the holder of such shares, or (3) any shares are tendered or withheld to satisfy any tax withholding obligation with respect to a full-value award, then the shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again for new grants under the Restated Equity Plan; provided, however, that, notwithstanding the foregoing, in the event shares subject to a full-value award are delivered by a participant or withheld by us to satisfy any tax withholding obligation at a tax withholding rate in excess of the minimum statutory withholding rates, such shares tendered or withheld to satisfy the tax withholding obligation at a rate in excess of the minimum statutory withholding rates shall not be available for future grants of awards under the Restated Equity Plan and shall continue to be counted against the share reserve in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Any shares that again become available for grant will be added back as (1) one share if such shares were subject to an option or SAR, and (2) as 1.5 shares if such shares were subject to full-value awards. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Equity Plan.

Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the Restated Equity Plan: (1) any shares tendered or withheld to satisfy the exercise price of an option or any tax withholding obligation with respect to an option or SAR, (2) any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise, and (3) any shares purchased on the open market with the cash proceeds from the exercise of options.

Adjustments

Should any change be made to the common stock issuable under the Restated Equity Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, or as a result of a change in ownership or control of Ligand, then appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the Restated Equity Plan and the maximum number of shares that may be issued upon exercise of ISOs under the Restated Equity Plan;

•	the maximum number and/or class of securities for which any one person may be granted awards per calendar year under the Restated Equity Plan;

•	the number and/or class of securities for which grants are subsequently to be made under an automatic option grant program to new and continuing non-employee members of the Board;

•	the number and/or class of securities and price per share in effect under each outstanding award; and

•	terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto).

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In addition, equitable adjustments will be made to outstanding awards in the event a large non-recurring cash dividend is paid to our stockholders, which affects the common stock or share price of the common stock underlying the awards subject to the Restated Equity Plan. Such adjustments to the outstanding awards will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those awards.

Valuation

The fair market value per share of common stock on any relevant date under the Restated Equity Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ Global Market. If there is no reported selling price for such date, then the fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On October 5, 2020, the closing selling price per share of our common stock was $100.26.

Discretionary Grant Program

Grants

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an ISO or a non-statutory option under the federal tax laws, the time or times when each option is to become exercisable, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.

Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by us, at the lower of (1) the exercise price paid per share or (2) the fair market value per share of common stock at the time of cessation of service if the optionee ceases service with us prior to vesting in those shares.

The exercise price may be paid in cash or check, in shares of common stock or, in the Plan Administrator’s discretion, by issuance of a promissory note. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

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Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share, if any, determined by the Plan Administrator. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule, if any, to be in effect for the stock issuance.

The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon our attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to us for cancellation or repurchase, and the participant will not have any further stockholder rights with respect to those shares. Recipients of restricted shares under the Stock Issuance Program may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

Other Stock Awards Program

The Plan Administrator has complete discretion under the Other Stock Awards Program to make awards of stock appreciation rights, restricted stock units or dividend equivalents to eligible persons under the Plan.

Stock Appreciation Rights

SARs may be granted in connection with stock options or other awards, or separately. SARs granted by the Plan Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR or a related option or other awards. Each granted SAR will have an exercise or base price per share not less than 100% of the fair market value per share of common stock on the SAR grant date, and no granted SAR will have a term in excess of 10 years. There are no restrictions specified in the plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Plan Administrator in the SAR agreements. The Plan Administrator may elect to pay SARs in cash or in shares of our common stock or in a combination of both.

Restricted Stock Units

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like stock issuances that are subject to vesting, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike stock issuances, shares issuable pursuant to a restricted stock unit award will not be issued until the restricted stock unit award has

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vested, and recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Dividend Equivalents

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. Dividend and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

Equity Awards to Non-Employee Directors

Non-employee members of our Board are eligible for automatic equity awards under the Restated Equity Plan pursuant to the terms of our Director Compensation Policy, which is described below under “Compensation Discussion and Analysis-Narrative to Director Compensation Table.”

Under the Restated Equity Plan, the sum of any cash compensation, or other compensation, and the grant date fair value of awards granted to a non-employee director for services as a non-employee director during any calendar year, generally may not exceed $550,000 (which limit will be increased to $850,000 in the calendar year of his or her initial service as a non-employee director). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

General Plan Provisions

Change in Ownership or Control

In the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, the Plan Administrator may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding awards for a cash payment;

•	replace outstanding awards with other rights or property;

•	accelerate the vesting of all or a portion of the awards;

•	require that the successor or survivor corporation assume the awards or replace them with equivalent awards; or

•	adjust the terms and conditions of outstanding awards.

In addition, in the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, then awards granted under the Restated Equity Plan may:

•	vest or accelerate in full when such awards are not to be assumed by any successor corporation;

•	vest or accelerate in full when such awards are to be assumed by any successor corporation; or

•	vest or accelerate in full when such awards are to be assumed by any successor corporation and the employee holding such options is involuntarily terminated.

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Tax Withholding

The Restated Equity Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Amendment and Termination

The Board may amend or modify the Restated Equity Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Restated Equity Plan will terminate on the earliest of:

•	October 25, 2030; or

•	the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Repricing Prohibited

The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or SAR with cash, any other award or an option or SAR with an exercise price that is less than the exercise price per share of the original option or SAR.

Performance-Based Awards

Any awards granted pursuant to the Restated Equity Plan may be subject to performance-based vesting conditions. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Plan Administrator, in each case on a specified date or dates or over any period or periods determined by the Plan Administrator. The goals are established and evaluated by the Plan Administrator and may relate to performance over any periods as determined by the Plan Administrator.

These pre-established performance goals may be based on one or more performance criteria determined by the Plan Administrator, which may include, but are not limited to, the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	gross or net sales or revenue;

•	adjusted net income;

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on capital;

•	return on stockholders’ equity;

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•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	expenses;

•	working capital;

•	earnings per share or adjusted earnings per share

•	price per share of our common stock;

•	regulatory body approval for commercialization of a product; and

•	implementation or completion of critical projects;

any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the compensation committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us or any of our subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The Plan Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the performance goals. Such adjustments may include, but are not limited to, one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by us during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

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•	items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period;

•	other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of our core, on-going business activities;

•	items related to acquired in-process research and development;

•	items relating to changes in tax laws;

•	items relating to major licensing or partnership arrangements;

•	items relating to asset impairment charges;

•	items relating to gains or losses for litigation, arbitration and contractual settlements; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The maximum number of shares which may be subject to awards granted under the Restated Equity Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

Securities Laws. The Restated Equity Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Equity Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the Restated Equity Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Option Grants

Options granted under the Restated Equity Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

•

Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price

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will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (1) the lesser of the fair market value of those shares on the exercise date or the sale date over (2) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date or the sale date, if less, over (2) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

•

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of Ligand in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The holder recognizes ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuance

An employee to whom unvested shares are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code. However, when the restrictions on the shares of stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price.

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If a timely election is made under Section 83(b) with respect to unvested stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. A participant who receives stock in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Restricted Stock Units

An individual to whom restricted stock units are issued will not have taxable income upon issuance and we will not then be entitled to a deduction. An individual to whom restricted stock units are issued will generally realize ordinary income at the time the shares issuable with respect to the restricted stock unit award are distributed to the individual in an amount equal to the fair market value of such shares (less any purchase price), and we will be entitled to a corresponding deduction.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Section 409A of the Code

Certain awards under the Restated Equity Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

Section 162(m) Limitation.

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. Prior to the TCJA, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the Existing Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Existing Plan or the Restated Equity Plan.

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New Plan Benefits

Our non-employee directors will be eligible to receive automatic option grants under the Restated Equity Plan pursuant to our director compensation policy, as described below under “Compensation of Directors.” All other future grants under the Restated Equity Plan are within the discretion of the Plan Administrator and the benefits of such grants are, therefore, not determinable. No shares of common stock have been issued with respect to the 1,114,500 share increase for which stockholder approval is sought under this Proposal No. 1.

Plan Benefits

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of common stock subject to awards granted under the Existing Plan to date that were outstanding as of October 5, 2020:

Name and Position	Number of Shares Subject to Stock Option Awards	Number of Shares Subject to Restricted Stock Awards/RSUs(2)
John L. Higgins, Chief Executive Officer	756,067	55,072
Matthew W. Foehr, President and Chief Operating Officer	310,991	30,480
Matthew Korenberg, Executive Vice President, Finance and Chief Financial Officer	123,247	26,930
Charles S. Berkman, Senior Vice President and General Counsel	54,092	14,489
Executive Officers, as a group	1,244,397	126,971
Non-Employee Directors, as a group (1)	179,850	8,079
Nominees for election as Directors	—	—
Each associate of any of any such directors, executive officers or nominees	—	—
Each Other Person Who Received or Is To Receive 5% of Such Options, Warrants or Rights	—	—
Employees other than Executive Officers, as a group	923,715	75,719

(1) All of the non-employee members of our Board will, upon re-election to the Board at the 2021 annual meeting of our stockholders, receive an automatic award of restricted stock units and options to purchase shares of common stock under the Restated Equity Plan pursuant to our director compensation policy, as described elsewhere in this proxy statement under “Compensation of Directors.” Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.

(2) Restricted stock units that are subject to performance-based vesting are reflected assuming “target” performance.

All other future grants under the Restated Equity Plan are within the discretion of the Plan Administrator and the benefits of such grants are, therefore, not determinable.

Required Vote

Assuming a quorum is present, approval of an amendment and restatement of the Existing Plan requires the affirmative vote of a majority of the aggregate votes present, in person (including as a participant in the virtual special meeting) or by proxy, and entitled to vote at the special meeting. A failure to submit a proxy or vote at the

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special meeting will have no effect on the outcome of the vote for this Proposal No. 1. Abstentions will be counted as shares that are present and entitled to vote and, as a result, will have the same effect as a vote against Proposal No. 1. This proposal is considered a non-discretionary item and, as a result, there will be no broker non-votes and thus broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

Our Board unanimously recommends that stockholders vote FOR the approval of the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan.

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Proposal No. 2 Adjournment of Special Meeting

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the special meeting in the event that there is not a sufficient number of votes at the special meeting to approve Proposal No. 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, the adjournment will be for a period of less than 30 days and the record date will remain unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

Required Vote

Assuming a quorum is present, approval of an adjournment to the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1 requires the affirmative vote of a majority of the aggregate votes present, in person (including as a participant in the virtual special meeting) or by proxy, and entitled to vote at the special meeting. A failure to submit a proxy or vote at the special meeting will have no effect on the outcome of the vote for this Proposal No. 2. Abstentions will be counted as shares that are present and entitled to vote and, as a result, will have the same effect as a vote against Proposal No. 2. All proposals will be non-discretionary items and, as a result, there will be no broker non-votes and thus broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

Our Board unanimously recommends that stockholders vote FOR Proposal No. 2.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table shows, based on information we have, the beneficial ownership of our common stock as of November 5, 2020, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors;

•

each of our named executive officers (as defined in “Compensation Discussion and Analysis – Summary Compensation Table” included in our proxy statement filed with the Securities and Exchange Commission on April 24, 2020 related to our 2020 annual meeting of stockholders); and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately                shares of common stock outstanding on November 5, 2020. Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after November 5, 2020, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

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The address for individuals for whom an address is not otherwise indicated is 3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Owned
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	2,385,158	%
Janus Henderson Group plc(2) 201 Bishopsgate EC2M 3AE United Kingdom	1,847,210	%
William Blair Investment Management, LLC(3) 150 North Riverside Plaza Chicago, IL 60606	1,895,374	%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	1,570,013	%
State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	1,253,712	%
Bank of America Corporation(6) 100 N Tryon Street Charlotte, NC 28255	1,038,515	%
Renaissance Technologies LLC(7) 800 Third Avenue New York, NY 10022	1,021,189	%
Cardinal Capital Management, LLC(8) Four Greenwich Office Park Greenwich, CT 06831	919,994	%
Directors and Executive Officers
Jason M. Aryeh(9)
Charles S. Berkman(10)(20)
Sarah Boyce(20)
Todd C. Davis(11)(20)
Matthew W. Foehr(12)(20)
Nancy Ryan Gray(13)(20)
John L. Higgins(14)(20)
Matthew Korenberg(15)(20)
John W. Kozarich(16)
John L. LaMattina(17)
Sunil Patel(18)
Stephen L. Sabba(19)
Directors and executive officers as a group (12 people)

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 22

*	Less than one percent.

(1)	Represents shares of common stock owned by funds affiliated with BlackRock, Inc. at December 31, 2019, as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2020.

(2)	Represents shares of common stock owned by funds affiliated with Janus Henderson Group plc. at December 31, 2019, as indicated in the entity’s Schedule 13G filed with the SEC on January 10, 2020.

(3)	Represents shares of common stock beneficially owned by William Blair Investment Management, LLC at October 8, 2020 as indicated in the entity’s Schedule 13G/A filed with the SEC on October 8, 2020

(4)	Represents shares of common stock beneficially owned by The Vanguard Group at December 31, 2019 as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2020.

(5)

Represents shares of common stock owned by funds affiliated with State Street Corporation at December 31, 2019, based on information contained in the entity’s Schedule 13G filed with the SEC on February 14, 2020.

(6)	Represents shares of common stock owned by funds affiliated with Bank of America Corp at December 31, 2019, as indicated in the entity’s Schedule 13G filed with the SEC on February 14, 2020.

(7)	Represents shares of common stock beneficially owned by Renaissance Technologies LLC at December 31, 2019 as indicated in the entity’s Schedule 13G/A filed with the SEC on February 13, 2020.

(8)	Represents shares of common stock owned by Cardinal Capital Management, LLC at December 31, 2019, based on information contained in the entity’s Schedule 13G filed with the SEC on February 14, 2020.

(9)

Consists of (i)                shares of common stock held directly, (ii)                shares of common stock held by certain funds (collectively, the “Funds”) managed by JALAA Equities, LP (“JALAA”), (iii)                shares of common stock held by Mr. Aryeh in a self-directed investment retirement account, (iv)                shares of common stock issuable to Mr. Aryeh upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (v)                shares Mr. Aryeh has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020. In his role as a general partner of JALAA, Mr. Aryeh may be deemed to beneficial own the shares managed by the Funds. Mr. Aryeh disclaims beneficial ownership of the shares held by the Funds except to the extent of his pecuniary interest therein.

(10)	Consists of (i) shares of common stock and (ii) shares of common stock Mr. Berkman has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(11)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Mr. Davis upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (iii)                shares of common stock Mr. Davis has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(12)	Consists of (i) shares of common stock, and (ii) shares of common stock Mr. Foehr has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(13)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Ms. Gray upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (iii)                shares of common stock Ms. Gray has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(14)	Consists of (i) shares of common stock, and (ii) shares of common stock Mr. Higgins has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 23

(15)	Consists of (i) shares of common stock, and (ii) shares of common stock Mr. Korenberg has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(16)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Dr. Kozarich upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (iii)                shares of common stock Dr. Kozarich has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(17)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Dr. LaMattina upon settlement of outstanding restricted stock units which will vest within 60 days after November 5, 2020, and (iii)                shares of common stock Dr. LaMattina has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(18)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Mr. Patel upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (iii)                shares of common stock Mr. Patel has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(19)

Consists of (i)                shares of common stock, (ii)                shares of common stock issuable to Mr. Sabba upon settlement of outstanding restricted stock units which will vest within 60 days of November 5, 2020, and (iii)                shares of common stock Mr. Sabba has the right to acquire pursuant to outstanding options which are exercisable within 60 days of November 5, 2020.

(20)

The number and percentage of shares beneficially owned excludes the number of shares which are subject to restricted stock units and held by the applicable individual that are not scheduled to vest within 60 days of November 5, 2020.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 24

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) was previously included in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders held on June 10, 2020. The Company has included this disclosure in this proxy statement for the special meeting as required by Schedule 14A and related rules of the SEC.

This CD&A describes our compensation philosophy and programs, the compensation decisions the compensation committee made under those programs, and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers or “NEOs”, who for 2019 were:

Name	Title
John L. Higgins	Chief Executive Officer
Matthew W. Foehr	President and Chief Operating Officer
Matthew Korenberg	Executive Vice President, Finance and Chief Financial Officer
Charles S. Berkman	Senior Vice President and General Counsel

Executive Summary

Overview and Objectives of Our Executive Compensation Program

The compensation committee has designed our executive compensation program to provide compensation opportunities that:

•	attract, motivate and retain individuals of superior ability and managerial talent critical to its long-term success;

•	align executives’ interests with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	create incentives to achieve key strategic and corporate performance objectives; and

•	enhance the executives’ incentive to increase the Company’s stock price and maximize stockholder value.

Within this framework our compensation program has been developed with the following key principles in mind:

•

We Intend to Pay for Performance. The majority of our named executive officers’ total compensation as shown in our Summary Compensation Table below ties compensation directly to the achievement of corporate objectives, increases in our stock price or both. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

•

Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with our corporate strategies, business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan and tying a significant portion of total compensation opportunities to equity incentives.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 25

•	Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	base salary;

•	annual variable performance bonus awards payable in cash;

•	long-term stock-based incentive awards comprised of a significant portion of performance-based equity; and

•	employee benefits and perquisites, including change in control severance arrangements.

The compensation committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements, including base salary. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The compensation committee has adopted a philosophy that is intended to emphasize equity over cash while ensuring total compensation is competitive. The compensation committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Each element of our executive compensation program is discussed in greater detail below.

Ligand’s Strong 2019 Corporate Performance

Our fiscal year 2019 accomplishments, guided by our named executive officers, illustrate the success of our executive compensation program, and included, among other things, the following:

•

Major Transactions and Strategic Investments: Consistent with our business model, we pursued novel investments to augment our technology platforms and assets. In 2019, we sold our assets and royalty rights for Promacta to Royalty Pharma for $827 million. We acquired Ab Initio, which brought us a patented antigen technology that is synergistic with our OmniAb® therapeutic antibody discovery platform. We also invested in Dianomi in exchange for equity and royalty rights on future development programs using Dianomi’s patented Mineral Coated Microparticle (MCM) technology.

•

Successful Business Development for OminAb Technology Platform: 2019 was the most productive year for new licenses in OmniAb’s history with the addition of nine new partners including large multinational players. We continue to invest in and expand the OmniAb Technology platform and in 2019, we launched OmniClicTM, a novel next-generation common light chain OmniChicken-based discovery technology focused on bispecific antibodies. Our scientists and our partners presented data highlighting the utility of the OmniAb platform at multiple conferences throughout the year, and we published multiple papers in peer-reviewed journals.

•

Continued Optimization of Captisol Business: We reported the highest level of annual Captisol material sales in 2019, and we added 9 new clinical and commercial stage partnerships. We continue to invest in expansion of Drug Master Files in U.S., Canada, Japan and China and into manufacturing and distribution efficiencies.

•

Research and Development: In 2019, we announced positive top-line results from a Phase 1 trial of our internal Captisol-enabled (CE)-iohexol program. We plan to submit an Investigational New Drug (IND) application with the FDA and to initiate a Phase 2 study in the U.S.. We also progressed five internal antibody-related programs leveraging our OmniChicken technology.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 26

•

Operational Achievements: 2019 was our seventh consecutive year of strong earnings and positive cash generation. We had approximately $1 billion in cash as of December 31, 2019 available for strategic investments.

Performance Graph

The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 and is based on the returns of the component companies weighted monthly according to their market capitalizations. The graph compares total stockholder returns of our common stock, of all companies traded on the Nasdaq Stock market, as represented by the Nasdaq Composite® Index, and of the NASDAQ Biotechnology Stock Index, as prepared by The Nasdaq Stock Market Inc.

The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions to future stockholder returns.

2019 Compensation Programs and Decisions

In line with our executive compensation program’s emphasis on pay for performance, compensation awarded to our named executive officers for 2019 reflected our financial results and overall compensation philosophy:

•

Base Salary Adjustments: During 2019, our named executive officers received increases to their base salaries of between 3.5% and 9.3%. We provide our named executive officers with a base salary that approximates the 25th percentile for similar positions at our peer group, and these increases were determined to be appropriate by our compensation committee to ensure that the base salaries of our named executive officers continued to be generally consistent with this pay positioning philosophy.

•

Pay-for-Performance Annual Incentive Bonuses: For 2019, our Company focused on certain key business development objectives, including the Promacta license sale, the Captisol business, the Iohexol program, the OmniAb innovation and expansion goals, and Vernalis business management goals. Our compensation program for 2019 was designed to support our focus on these areas and together achievement in these areas represented the criteria upon which our named executive officer’s

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 27

bonus opportunity was based. Based on corporate performance in these areas during 2019, as summarized above, and other factors considered by our compensation committee, our compensation committee determined that our executive officers should be paid their bonuses at 60% to 80% of targeted levels. The annual bonuses awarded to our named executive officers for 2019 are discussed below under “Annual Performance-Based Cash Compensation.”

•

Equity Emphasis on Performance-Based Equity Awards: Our compensation committee continued its practice of ensuring that a substantial portion of our named executive officers’ total compensation is awarded in the form of long-term equity incentive awards.

•

Stock Options: 50% of each named executive officer’s annual awards was granted in the form of stock options, which we consider to be performance based awards as they provide value to our executives only if our stock price increases. These stock options are subject to our standard four year vesting schedule.

•

Performance-Based Restricted Stock Units: In 2019, the compensation committee also awarded performance-based restricted stock units to our named executive officers, which awards represented approximately 25% of the total value of the long-term equity incentive awards granted to our named executive officers in 2019. These performance-based restricted stock units will vest based on objectives related to the Company’s incremental revenue from acquisitions, new licensing deals and Captisol sales above projection for the two year performance period commencing January 1, 2019 and ending December 31, 2020 and the number of new licenses for internally funded programs during the performance period commencing January 1, 2019 and ending December 31, 2021, with each such objective equally weighted (and a possible performance multiplier of 0% for underperformance and up to 150% for “maximum” performance relative to both objectives). The compensation committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating the clearest link between executive actions, corporate results and continued long-term success for the Company.

•

Time-Based Restricted Stock Units: The remainder of the long-term equity incentive awards granted to our named executive officers was granted in the form of restricted stock units that are subject to our standard three year vesting schedule.

In light of the Company’s overall performance during 2019, the compensation committee believes that the named executive officers’ 2019 compensation was appropriate.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 28

Ligand’s Executive Compensation Best Practices

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. The following practices and policies we believe are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices:

Compensation Practice	Ligand Policy
Pay for Performance	YES	We have a historical practice of granting a meaningful portion of equity compensation for our executives and a majority of our executives’ total direct compensation is performance-based.
Annual “Say on Pay” Vote	YES	We seek an annual non-binding advisory vote from our shareholders to approve the executive compensation programs disclosed in our CD&A, tabular disclosure and related narrative in our proxy.
Independent Compensation Consultant	YES	The compensation committee retains an independent compensation consultant.
Annual Compensation Risk Assessment	YES	Each year we perform an assessment of any risks that could result from our compensation plans and programs.
CEO Compensation at Risk	YES	In 2019, approximately 90% of our CEO’s target compensation was variable and at risk (including, for this purpose, stock options, which we consider performance-based as they provide value to the CEO only if our stock price increases after the grant date).
Double Trigger Change in Control Vesting/Benefits	YES	We require a double-trigger (or both a change in control and termination of an executive’s employment) before vesting of equity awards is accelerated.
Employment Agreements	NO	We do not provide our executive officers with employment agreements.
Excise Tax Gross-ups	NO	We do not provide tax gross ups to our executives for “excess parachute payments”.
Repricing or Exchange of Underwater Stock Options	NO	We prohibit option repricing without stockholder approval.

Response to 2019 Say on Pay Vote

In June 2019, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 98% of stockholder votes cast in favor of our 2019 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs throughout 2019, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the compensation committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders.

Response to 2020 Say on Pay Vote

Additionally, in June 2020, we held a say-on-pay vote with respect to the compensation of our named executive officers for 2019. Similar to our 2019 Say on Pay Vote, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 94% of stockholder votes cast in favor of our 2020 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluate our compensation practices and talent needs throughout 2020, we are mindful of the strong support our stockholders expressed for our compensation philosophy.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 29

The Role of the Compensation Committee and Executive Officers in Setting Compensation

The compensation committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In determining each level of compensation and the total package, the compensation committee reviewed a variety of sources, to determine and set compensation.

The chief executive officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer and senior executive management team member, in turn, participates in an annual performance review with the chief executive officer to provide input about his contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and senior executive management team as a group is reviewed annually by the compensation committee.

In 2019, the compensation committee retained Radford, a part of Aon plc, a national executive compensation consulting firm, to assist it in the formulation of the peer group used to determine executive equity compensation during 2018 and to advise regarding the determination of the other key elements of the executive compensation program. Radford reports to and is accountable to the compensation committee, and may not conduct any other work for us without the authorization of the compensation committee. Radford did not provide any services to us in 2019 beyond its engagement as an advisor to the compensation committee on executive compensation matters. After review and consultation with Radford, the compensation committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2019. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

As in prior years, the compensation committee and our management also consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to the market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his years of experience. For 2019, the current executive salaries were evaluated against the Radford Global Life Sciences Survey using data from comparable U.S. public biotechnology companies with revenue ranging from $100 million to $600 million and market capitalization between $1.0 billion and $12.0 billion as of November 2018 when the survey data was compiled. These surveys were used due to the competitiveness in hiring employees within the biotechnology industry as well as in our geographic location and we believe they represent the types of companies with which we compete for executive talent. With respect to the foregoing survey data, the identities of the individual companies included in the surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, the compensation committee only referred to the statistical summaries of the compensation information for the companies included in such surveys.

Additionally, the compensation committee worked with Radford to confirm a peer group of companies in the United States for which compensation information can be provided to the compensation committee. This is necessary so we can offer compensation that is competitive within that group of companies. The peer group companies for 2019 compensation included ACADIA Pharmaceuticals, Acorda Therapeutics, Agios Pharmaceuticals, Exelixis, Halozyme Therapeutics, Innoviva, Intercept Pharmaceuticals, Ionis Pharmaceuticals, Ironwood Pharmaceuticals, Momenta Pharmaceuticals, Nektar Therapeutics, Neurocrine Biosciences, Pacira Pharmaceuticals, Portola Pharmaceuticals, Repligen, Sarepta Therapeutics, Supernus Pharmaceuticals and Theravance Biopharma.

The selected companies in our peer group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. In addition to the criteria related to finding

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 30

companies with similar business models and at a similar stage of development as Ligand, the other criteria used in the identification and selection of the peer group included business/labor market competitors in the biotechnology industry similar in size and complexity to us, companies with revenue ranging from $100 million to $600 million, companies with market values between $1.0 billion and $12.0 billion (based on trading values in November 2018 when the peer group was selected) and companies with products in comparable stages of development to our products. We also focused on companies with multiple product candidates, as opposed to single product companies. The peer group was not selected on the basis of executive compensation levels. The peer group revisions from the 2018 peer group were intended to ensure that the peer group more accurately reflects companies that are our peers in terms of our current business model and stage of development, including the number of programs maintained by the Company and the importance of licensing to the Company’s business model.

The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which we draw and against which we compare ourselves extends beyond the limited community of our immediate peer group and includes a wide range of other organizations outside of our traditional competitors, which range is represented by such surveys. As a result, the compensation committee uses peer group data to analyze the overall competitiveness of our compensation with our direct publicly traded peers in the United States and our general compensation philosophy, and to determine equity award levels for the named executive officers, but also relies on industry survey data in determining actual executive compensation. For purposes of this compensation discussion and analysis, references to our “peer group” include both the peer group of companies listed above and the survey data reviewed by our compensation committee.

The compensation committee has adopted a compensation philosophy that places a greater emphasis on long-term equity incentive compensation for our named executive officers than cash compensation. As a result, the compensation committee generally sets target total cash compensation below the median of executive officers performing similar job functions at companies in our peer group to ensure a greater emphasis is placed on long-term incentives while ensuring total compensation is competitive with market. At the same time, the compensation committee emphasizes long-term equity incentive compensation by setting target equity compensation above the median of executive officers performing similar job junctions at companies in our peer group. However, we strongly believe in retaining the best talent among our senior executive management team and while we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to data from these companies. Therefore, the compensation committee may approve total compensation packages for senior executive management that vary from the foregoing positioning based on several factors, including overall experiences, accumulated years of service with us, level of responsibilities and/or performance ratings. Our 2019 total compensation for our named executive officers was generally consistent with the foregoing compensation philosophy.

In addition, the mix of compensation paid to our named executive officers is intended to ensure that total compensation reflects our overall success or failure, including our long-term stock performance, and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our compensation committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

The compensation levels of our named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Higgins, in his role as chief executive officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with the practices of the companies in our peer group and the summary compensation data included in the summaries of comparable companies reviewed by our compensation committee.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 31

Base Compensation

As discussed above, we provide our named executive officers with a base salary that approximates the 25th percentile for similar positions at our peer group, but may vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the salary levels in effect for comparable positions within our principal industry marketplace competitors; and

•	internal comparability considerations.

As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. Increases in base salary from year to year are based upon the performance of the executive officers as well as market positioning considerations, as assessed by the chief executive officer (for executives other than himself) and approved by the compensation committee. The compensation committee assesses these factors with respect to the chief executive officer.

For 2019, our named executive officers received increases to their base salaries as follows: Mr. Higgins, 3.5% increase; Mr. Foehr, 6.5% increase; Mr. Korenberg, 9.3% increase; and Mr. Berkman, 6.2% increase. These increases were determined to be appropriate by our compensation committee to ensure that the base salaries of our named executive officers continued to be generally consistent with our pay positioning philosophy, as described above. Base salaries paid to our named executive officers for 2019 are disclosed below in the table entitled “Summary Compensation Table.”

Performance-Based Compensation

Annual Performance-Based Cash Compensation

It is the compensation committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the Company’s performance. For each of our named executive officers, all of his annual bonus compensation is dependent on the Company’s performance relative to specified performance objectives.

The annual performance-based bonus program consists of a cash award if certain corporate performance objectives are satisfied. We set annual incentive targets so that each executive’s total target cash compensation (inclusive of base salary) approximates the 25th percentile of target total cash opportunities offered by our peer group. Under our 2019 program, the target performance bonus for the chief executive officer is 75% of base salary, 50% of base salary for Messrs. Foehr and Korenberg, and 40% of base salary for Mr. Berkman. The target incentive opportunities remained flat year over year for our executives for 2019.

At the beginning of each year, our board of directors sets corporate objectives for the year in a number of areas. These objectives are set by the board of directors after considering management input and our overall strategic objectives. These objectives generally relate to factors such as strategic objectives, achievement of product development objectives, establishment of new collaborative arrangements and general operational goals. Following the conclusion of each year, the compensation committee assesses the level of achievement relative to these corporate objectives. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total annual bonus. The compensation committee retains the discretion to reduce the final bonus payout to a named executive officer based on other factors deemed relevant to assessing the company’s performance in comparison to its peers and the industry.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 32

The Company goals approved by the compensation committee for 2019 for purposes of annual bonus achievement addressed six key areas of focus for us during 2019.

1.

A total of 20% of the total bonus opportunity was tied to selling the Promacta royalty rights, and the compensation committee concluded this goal was met, noting that we completed the sale in March 2019 and monetized the asset for $827 million.

2.

A total of 20% of the total bonus opportunity was tied to goals related to new deal origination, investments and acquisitions, including completing new license agreements to create at least nine new shots-on-goal, evaluating, and if appropriate, pursuing company or technology acquisitions, company investments and other royalty creation opportunities, and closing at least three transactions for above-target performance. The compensation committee assessed work in this area exceeded the goal noting that in 2019, we completed twelve new licensing deals that increased our shots-on-goal portfolio, completed the investment in Dianomi, Novan and Nucorion, and acquired Ab Initio acquisition.

3.

A total of 20% of the total bonus opportunity was tied to goals related to our OmniAb innovation and expansion, including achieving at least one success-related milestone for our OmniChicken collaboration with J&J, increasing customer service and the value of OmniAb platform through successful partner meetings/events, publications, and presentations, launching at least one next-generation OmniChicken, announcing a new internal R&D program and above target performance for deal completion related to an internally developed Omni-derived antibody. The compensation committee determined this goal was met, noting that in 2019, we received a milestone from J&J, launched OmniClic common light chain chicken, our scientists and our partners presented data highlighting the utility of the OmniAb platform at multiple conferences and we published multiple papers in peer-reviewed journals.

4.

A total of 15% of the total bonus opportunity was tied to goals related to Vernalis business management, including operating the Vernalis business for optimal long-term contribution, generating more than $9 million in Vernalis-related revenue, lease management—sub-let unused spaces, extend Cambridge lease, and completion of at least two Vernalis related license or collaboration deals. The compensation committee determined this goal was not fully met. The committee assessment concluded there was good execution on revenue performance metrics, with the unit generating approximately $12 million in revenue; however, the timing of expected new deals did not coincide with the conclusion of 2019.

5.

A total of 15% of the total bonus opportunity was tied to goals related to the Captisol business and Iohexol program, which included completion of the first-in-human Iohexol clinical trial, initiation of the Iohexol out-licensing process for regional or global partner(s), management of the business to maximize annual revenue and manage competitive threats and generation of least 30 new Captisol research agreements. The compensation committee assessed this goal was met, noting that in 2019, we announced positive top-line results from a Phase 1 trial of our internal Captisol-enabled (CE) Iohexol program and has initiated out-licensing process with several companies. In addition, during 2019, we entered into 93 new Captisol research contracts. We worked with key vendors and partners to maximize revenue potential and volatility.

6.

A total of 10% of the total bonus opportunity was tied to corporate operational goals, which included effective financial, legal and administrative management and tax planning, organizational staff planning and expansion and facilities expansions and improvements. With respect to these corporate operational goals, the majority of which were qualitative goals and not objectively determinable, the compensation committee assessed this goal was met given its subjective determination of our overall performance in this area during 2019. The compensation committee noted that in 2019, we completed the headquarters expansion, set up a new Nevada site, made improvement to couple other facilities.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 33

In evaluating management’s performance against our 2019 corporate objectives in December 2019, our compensation committee assessed performance relative to the predefined goals to be approximately 95%. In general, quantitative objectives were not established for several of the corporate objectives during 2019. Instead these performance objectives were used as a guide by the compensation committee in determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

The compensation committee determined to reduce the final payouts of the executive bonuses based on its overall evaluation of our performance during the year in relation to our peers and the industry overall. As a result of the foregoing determinations, Mr. Higgins received bonus awards equal to 60% of his target award, all of our other named executive officers received bonus awards equal to 80% of their target awards.

The actual bonus awards paid to our named executive officers for 2019 are disclosed below in the table entitled “Summary Compensation Table.”

Long-Term Performance-Based Equity Incentive Program

In accordance with our compensation philosophy, our longer-term performance-based compensation is based on equity ownership. We believe that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth.

We generally provide equity compensation to our named executive officers through grants of stock options, performance stock units and restricted stock units. The grants are designed to align the interests of our named executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The compensation committee views granting options and restricted stock unit awards as a retention device and therefore also reviews the status of vesting and number of vested verses unvested options and restricted stock unit awards at the time of grant. Guidelines for the number of stock options and restricted stock unit awards granted to each executive officer are determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option and restricted stock unit awards at the time of grant. With respect to our named executive officers, we generally make awards to such officers at the time of initial hire based on an evaluation of the foregoing factors. Additional grants, other than the annual awards to executives, may be made following a significant change in job responsibility or in recognition of a significant achievement. Annual awards are made to our named executive officers when such awards are deemed appropriate by the compensation committee based on an evaluation of the foregoing factors.

Given the position of executive cash compensation relative to market (which is set at approximately the 25th percentile), our compensation committee has emphasized long-term equity incentive compensation to ensure total compensation is competitive. The long-term equity incentive awards granted to the named executive officers in 2019 were set at approximately the 75th percentile level of equity awards for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

Time-based stock options granted under our 2002 Stock Incentive Plan, as amended (the “2002 Plan”), generally have a four-year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under our 2002 Plan is equal to 100% of the fair market value of the underlying stock on the date of grant. Accordingly, option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. Time-based restricted stock unit awards generally

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 34

vest in equal installments over three years. We also grant performance-based equity awards to our named executive officers.

Since 2015, performance-based restricted stock units have been a significant component of our annual long-term equity incentive awards for our named executive officers. The “target” number of performance-based restricted stock units granted to our named executive officers each year represents approximately 25% of the total value of the long-term equity incentive awards granted to our named executive officers. Of the remainder of the long-term equity incentive awards granted to our named executive officers, 50% of the total value of the long-term incentive awards is granted in the form of stock options that are subject to our standard four year vesting schedule, as described above, and 25% of the total value of the long-term incentive awards is granted in the form of restricted stock units that are subject to our standard three year vesting schedule, as described above.

2019 Long-Term Incentive Awards.

In February and May 2019, our compensation committee approved long-term incentive awards to our named executive officers as described in the Grants of Plan-Based Awards table below.

The time-based stock options and restricted stock units vest in accordance with the standard vesting schedules described above.

With respect to the performance-based restricted stock units granted in 2019, a named executive officer may earn up to 150% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards. The performance-based restricted stock units will vest based on objectives related to our incremental revenue from acquisitions, new licensing deals and Captisol sales above projections for the two year performance period commencing January 1, 2019 and ending December 31, 2020 and our new licenses for internally funded programs during the performance period commencing January 1, 2019 and ending December 31, 2021, with each such objective equally weighted. Threshold performance levels, below which no vesting will be awarded, were also established for each performance objective. The compensation committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating the clearest link between executive actions, corporate results and continued long-term success for the Company.

All of the equity awards granted to our named executive officers in 2019 are disclosed below in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2019.”

Vesting of 2018 Performance-Based Restricted Stock Units.

In May 2018, our named executive officers were granted performance-based restricted stock units. A named executive officer may earn up to 150% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards. The performance-based restricted stock units will vest based on objectives related to our revenue for the two year performance period commencing January 1, 2018 and ending December 31, 2019 and the projected shots-on-goal and revenue expected to be generated from acquisitions completed during the performance period commencing January 1, 2018 and ending December 31, 2020, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to both objective).

In December 2019, the compensation committee certified our achievement relative to the revenue objective for purposes of the 2018 performance-based restricted stock units. The threshold, target and maximum performance levels for the revenue component of the awards were as follows: less than $229 million, 0% payout; $229 million, 50% payout; $274 million, 100% payout; and $319 million or greater, 150% payout. We had $372 million in revenue for purposes of the 2018 performance-based restricted stock units for the two year performance period commencing January 1, 2018 and ending December 31, 2019, resulting in a 150% payout

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 35

with respect to these units. The actual number of units that vested and issued in December 2019 with respect to the portion of the 2018 awards tied to revenue as follows: Mr. Higgins, 5,946; Mr. Foehr, 2,913; Mr. Korenberg, 2,305; and Mr. Berkman, 1,335.

The “target” number of performance-based restricted stock units granted to the named executive officers in 2018 that remain eligible to vest based on the projected shots on goal and revenue generated from acquisitions objective are reported in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Vesting of 2017 Performance-Based Restricted Stock Units.

In January 2017, our named executive officers were granted performance-based restricted stock units. A named executive officer may earn up to 137.5% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards. The performance-based restricted stock units will vest based on objectives related to our cash flow for the two year performance period commencing January 1, 2017 and ending December 31, 2018 and our new licensing deals during the performance period commencing April 1, 2017 and ending December 31, 2019, with each such objective equally weighted (and a possible performance multiplier of 125% for “maximum” performance relative to the cash flow objective and a possible performance multiplier of 150% for “maximum” performance relative to the new licensing deals objective).

In January 2019, the compensation committee certified our achievement relative to the cash flow objective for purposes of the 2017 performance-based restricted stock units. The threshold, target and maximum performance levels for the cash flow component of the awards were as follows: less than $195 million, 0% payout; $195 million, 75% payout; $216.6 million, 100% payout; and equal to or greater than $238.3 million, 125% payout. The compensation committee determined that our cash flow for purposes of determining the vesting of the portion of the 2017 performance-based restricted stock units eligible to vest based on our cash flow for the two year performance period commencing January 1, 2017 and ending December 31, 2018 exceeded $300.0 million, resulting in a 125% payout with respect to these units.

In December 2019, the compensation committee certified our achievement relative to the new licensing deals objective for purposes of the 2017 performance-based restricted stock units. The threshold, target and maximum performance levels for the new licensing deals component of the awards were as follows: less than 14, 0% payout; 14, 50% payout; 21, 100% payout; and greater than 28, 150% payout. We had 33 new OmniAb shots on goal transactions for purposes of the 2017 performance-based restricted stock units for the performance period commencing April 1, 2017 and ending December 31, 2019, resulting in a 150% payout with respect to these units. The actual number of units that vested and issued in December 2019 with respect to the portion of the 2017 awards tied to new licensing deals was as follows: Mr. Higgins, 7,668; Mr. Foehr, 4,458; Mr. Korenberg, 2,674; and Mr. Berkman, 1,693.

All of the equity awards granted to our named executive officers and outstanding as of December 31, 2019 are disclosed below in the table entitled “Outstanding Equity Awards At Fiscal Year End.”

Other Elements of Compensation and Perquisites

We also provide our named executive officers and other employees the following benefits and perquisites.

Medical Insurance. We provide to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as we may from time to time make available to its other executives of the same level of employment. We pay a portion of the premiums for this insurance for all employees.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 36

Life and Disability Insurance. We provide each named executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment. We pay the premiums for this life insurance coverage for the named executive officers.

Defined Contribution Plan. We and our designated affiliates offer the Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We also make matching contributions to the 401(k) Plan. In 2019, the match was equal to $0.40 per each $1.00 contributed by an employee up to an annual maximum of $4,800 per year.

Employee Stock Purchase Plan. Our 2002 Employee Stock Purchase Plan, as amended, which is intended to qualify under Section 423 of the Internal Revenue Code, permit participants to purchase Company stock on favorable terms. Plan participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the six month offering period or the stock price on the last day of the six month offering period, whichever is lower. The purchase dates occur on the last business days of December and June of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 10% of his or her cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in an offering period are automatically applied to the purchase of common stock on that offering period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the employee stock purchase plan prior to that date.

Other. We make available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, professional society dues and food and recreational fees incidental to official company functions, including board meetings. The aggregate of these other benefits was less than $10,000 for each executive officer in the last fiscal year.

Severance and Change in Control Arrangements

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following an involuntary termination of employment. We also believe that it is important to protect our named executive officers in the event of a change in control transaction involving us. In addition, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control severance benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. Accordingly, the severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with an involuntary termination following a change in control.

Change in Control Arrangements

We have a change in control severance agreement with each of the named executive officers. In the event a named executive officer’s employment is terminated by us without cause or he or she resigns for good reason within 24 months following a change in control of the Company, he or she will be eligible to receive a severance benefit equal to:

•	one times (two times for Mr. Higgins) the annual rate of base salary in effect for such officer at the time of involuntary termination; plus

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 37

•

one times (two times for Mr. Higgins) the greater of: (a) the maximum target bonus for the fiscal year in which the termination occurs; or (b) the maximum target bonus for the fiscal year in which the change in control occurs, if different; plus

•	twelve (twenty-four for Mr. Higgins) multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself or herself and his or her eligible dependents.

The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

The change in control severance agreements also provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of a named executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options).

For purposes of the change in control severance agreements, an involuntary termination is either a termination of a named executive officer’s employment by us without cause or his resignation for good reason. “Cause” is generally defined as an officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, an officer’s willful and material breach of any obligation or duty under the employment agreement, the Company’s confidentiality and proprietary rights agreement or the Company’s written employment or other written policies that have previously been furnished to the officer, which breach is not cured within 30 days after written notice thereof is received by the officer, if such breach is capable of cure, the officer’s gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his duties, or the officer’s continuing failure or refusal to perform his assigned duties or to comply with reasonable directives of the board of directors that are consistent with the officer’s job duties (which directives are not in conflict with applicable law), which failure is not cured within 30 days after written notice thereof is received by the officer.

For purposes of the change in control severance agreements, “good reason” is generally defined as a material diminution in the officer’s authority, duties or responsibilities, a material diminution in the officer’s base compensation, a material change in the geographic location at which the officer must perform his duties, or any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to the officer under the employment agreement. An officer must provide written notice to us of the occurrence of any of the foregoing events or conditions without his written consent within 90 days of the occurrence of such event. We will have a period of 30 days to cure such event or condition after receipt of written notice of such event from the officer. Any voluntary termination of an officer’s employment for “good reason” must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions.

For purposes of the change in control severance agreements, a “change in control” has generally the same definition as given to such term under our 2002 Plan, as described below.

Amended and Restated Severance Plan

We maintain the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan to provide severance payments to our employees and the employees of our subsidiaries upon an involuntary termination of employment without cause. Each of the named executive officers is eligible to participate in the severance plan, provided that he or she is not subject to disciplinary action or a formal performance improvement plan at the time of termination. However, if, as a result of his or her involuntary termination by us without “cause,” a named executive officer would be eligible to receive severance under any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by our board of directors or a committee thereof, such named executive officer will not be eligible for benefits under the severance plan.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 38

Under the terms of the severance plan, a named executive officer will be eligible to receive (1) a lump sum payment in cash for his fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (2) an amount equal to his base salary for the severance period, which period will be equal to (a) two months plus (b) one week for each year of service as of the date of termination and (c) continued health coverage at the same cost as was in effect for the named executive officer at the date of termination throughout such severance period, provided that such named executive officer elects continued coverage under COBRA. The foregoing cash severance benefit will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

For purposes of the severance plan, “cause” is generally defined as an officer’s conviction of (or entry of a plea of no contest to) any felony or any other criminal act, an officer’s commission of any act of fraud or embezzlement, an officer’s unauthorized use or disclosure of confidential or proprietary information or trade secrets of the Company or our subsidiaries, or an officer’s commission of any material violation of our policies, or an officer’s commission of any other intentional misconduct which adversely affects the business or affairs of the Company in a material manner.

Change in Control Acceleration of Equity Awards

Equity awards granted under the 2002 Plan to the named executive officers may be subject to accelerated vesting in the event of a “change in control.”

Equity award agreements under the 2002 Plan, which cover each of the named executive officers, provide that such equity awards will automatically vest in the event of a “change in control” where the option is not assumed or replaced by a successor.

Under the 2002 Plan, a “change in control” is generally defined as:

•	a merger, consolidation or reorganization of the Company in which 50% or more of its voting securities change ownership;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

•

a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of our board of directors as a result of one or more contested elections for board membership.

In addition, the performance-based restricted stock units granted to the named executive officers in 2019 contain additional vesting provisions that will apply in the event of a change in control. In the event of a change in control prior to December 31, 2020, the number of performance-based restricted stock units in which a named executive will be eligible to vest under each performance-based restricted stock unit will be set at the “target” number of restricted stock units, which “target” restricted stock units will continue to be eligible to vest based solely on the participant’s continued employment or service, with 50% of such “target” units vesting on December 31, 2020 and 50% of such “target” units vesting on December 31, 2021. In the event of a change in control after December 31, 2020 but prior to December 31, 2021, the remaining number of restricted stock units in which a participant will be eligible to vest under each performance-based restricted stock unit will be set at 50% of the “target” number of restricted stock units, which “target” restricted stock units will continue to be eligible to vest based solely on the participant’s continued employment or service through December 31, 2021.

Further, the performance-based restricted stock units granted to the named executive officers in 2018 contain additional vesting provisions that will apply in the event of a change in control. In the event a change in control had occurred prior to December 31, 2019, the number of performance-based restricted stock units in which a named executive would have been eligible to vest under each performance-based restricted stock unit would have

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 39

been set at the “target” number of restricted stock units, which “target” restricted stock units would have continued to be eligible to vest based solely on the participant’s continued employment or service, with 50% of such “target” units vesting on December 31, 2019 and 50% of such “target” units vesting on December 31, 2020. In the event of a change in control after December 31, 2019 but prior to December 31, 2020, the remaining number of restricted stock units in which a participant will be eligible to vest under each performance-based restricted stock unit will be set at 50% of the “target” number of restricted stock units, which “target” restricted stock units will continue to be eligible to vest based solely on the participant’s continued employment or service through December 31, 2020.

Policies Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to “covered employees” to the extent that compensation exceeds $1.0 million per covered employee in any fiscal year. Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Risk Assessment of Compensation Policies and Programs

In January 2020, management and Radford assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our compensation committee. Based on these assessments, management recommended, and the compensation committee concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the compensation committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.

•	Corporate performance objectives are designed to be consistent with our overall business plan and strategy, as approved by the board of directors.

•	The determination of executive incentive awards is based on a review of a variety of indicators of performance, reducing the risk associated with any single indicator of performance.

•	Our equity awards generally vest over multi-year periods.

•	The compensation committee has the right to exercise negative discretion over executive annual incentive plan payments.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 40

Compensation Tables

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
John L. Higgins,	2019	648,192	-	2,933,389	2,891,109	291,686	6,000	6,770,376
Chief Executive Officer	2018	627,413	-	2,779,081	2,376,729	517,615	5,965	6,306,803
	2017	611,656	30,000(2)	2,111,154	2,202,412	550,491	7,494	5,513,207
Matthew W. Foehr,	2019	487,500	-	1,711,163	1,686,480	195,000	164,766(4)	4,244,909
President and Chief Operating Officer	2018	458,931	-	1,361,147	1,164,133	252,412	87,517(5)	3,324,140
	2017	442,094	30,000(2)	1,387,985	1,280,493	265,256	52,675(6)	3,458,503
Matthew Korenberg,	2019	466,667	-	1,466,580	1,445,555	186,667	5,734	3,571,203
Executive Vice President, Finance and Chief Financial Officer	2018	428,438	-	1,077,560	921,591	235,641	5,400	2,668,630
	2017	403,438	30,000(2)	736,550	768,266	242,063	5,400	2,185,717
Charles S. Berkman,	2019	427,620	-	733,290	722,777	136,933	6,547	2,027,167
Senior Vice President and General Counsel	2018	402,500	-	623,961	533,547	177,100	6,471	1,743,579
	2017	362,812	-	466,461	486,593	174,150	8,803	1,498,819

(1)

Reflects the grant date fair value for stock and option awards granted in 2017, 2018 and 2019, calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation, (“Topic 718”). The assumptions used to calculate the value of stock and option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020. With respect to the restricted stock unit awards included in the Summary Compensation Table that were granted during 2019 with performance-based vesting conditions, these amounts include the grant date fair value of such performance-based restricted stock units granted to each of the named executive officers based on the estimated probable outcome of the performance based objectives applicable to such awards on the grant date. The full grant date fair value of the performance-based restricted stock units awarded to our named executive officers during fiscal year 2019, assuming maximum achievement of the applicable performance objectives is as follows: Mr. Higgins $2,133,467, Mr. Foehr $1,244,536, Mr. Korenberg $1,066,650, and Mr. Berkman $533,325.

(2)

Represents performance bonus awards under the management bonus plan earned in 2017 and 2018, but paid in the subsequent year. For 2019, performance bonus awards earned in 2019 were also paid in 2019. For 2017 for Messrs. Higgins, Foehr and Korenberg, the “Bonus” column reflects a $30,000 discretionary increase to their annual bonuses approved by the compensation committee.

(3)

With the exception of Mr. Foehr, represents life insurance premiums paid by the Company for each year represented in the table and $4,800 in 401(k) matching funds paid by the Company for each named executive officer.

(4)

Pursuant to the management rights letter between Viking Therapeutics, Inc. (“Viking”), and the Company dated May 21, 2014, the Company nominated Mr. Foehr to serve as a member of Viking’s board of directors. During 2019, in connection with Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $38,000 in cash payments and (2) $121,066 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by the Company for 2019 of $900 and $4,800 in 401(k) matching funds paid by the Company in 2019.

(5)

During 2018, in connection with Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $33,170 in cash payments and (2) $48,647 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by the Company for 2018 of $900 and $4,800 in 401(k) matching funds paid by the Company in 2018.

(6)

During 2017, in connection with Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $33,170 in cash payments and (2) $13,278 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by the Company for 2017 of $900, taxable fringe benefits of $527 and $4,800 in 401(k) matching funds paid by the Company in 2017.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 41

Grants of Plan-Based Awards in Fiscal Year 2019

The following table summarizes plan-based awards granted to our named executive officers during the last fiscal year.

Name	Grant Date	Date of Board Action approving Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John L. Higgins	1/23/19	1/23/19	—	487,500	—	—	—	—	—	—	—	—
	5/29/19	5/29/19	—	—	—	6,405	12,809	19,214	—	—	—	1,422,311
	2/11/19	2/11/19	—	—	—	—	—	—	12,809	—	—	1,511,078
	2/11/19	2/11/19	—	—	—	—	—	—	—	58,596	117.97	2,891,109
Matthew W. Foehr	1/23/19	1/23/19	—	245,000	—	—	—	—	—	—	—	—
	5/29/19	5/29/19	—	—	—	3,736	7,472	11,208	—	—	—	829,691
	2/11/19	2/11/19	—	—	—	—	—	—	7,472	—	—	881,472
	2/11/19	2/11/19	—	—	—	—	—	—	—	34,181	117.97	1,686,480
Matthew Korenberg	1/23/19	1/23/19	—	235,000	—	—	—	—	—	—	—	—
	5/29/19	5/29/19	—	—	—	3,202	6,404	9,606	—	—	—	711,100
	2/11/19	2/11/19	—	—	—	—	—	—	6,404	—	—	755,480
	2/11/19	2/11/19	—	—	—	—	—	—	—	29,298	117.97	1,445,555
Charles S. Berkman	1/23/19	1/23/19	—	172,000	—	—	—	—	—	—	—	—
	5/29/19	5/29/19	—	—	—	1,601	3,202	4,803	—	—	—	355,550
	2/11/19	2/11/19	—	—	—	—	—	—	3,202	—	—	377,740
	2/11/19	2/11/19	—	—	—	—	—	—	—	14,649	117.97	722,777

(1)	Represents the target cash bonus awards granted under our annual performance bonus program. Actual bonus amounts paid are reflected in the Summary Compensation Table above.

(2)

The performance-based restricted stock units will vest based on objectives related to the Company’s incremental revenue from acquisitions, new licensing deals and Captisol sales above projections for the two year performance period commencing January 1, 2019 and ending December 31, 2020 and licensing for internally funded programs commencing January 1, 2019 and ending December 31, 2021, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to both objectives). Threshold performance levels, below which no vesting will be awarded, were also established for each performance objective. For a description of the change in control provisions applicable to the foregoing equity award, see “Severance and Change in Control Arrangements” above.

(3)

The restricted stock unit awards granted to the named executive officers vest in equal installments over a three year period on each of February 15, 2020, 2021 and 2022. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(4)

Each option grant to the named executive officers vests 12.5% on August 15, 2019 and the remainder in 42 equal monthly installments. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(5)

Represents the fair value of the stock option or stock award at the time of grant as determined in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020. With respect to awards, the vesting of which is performance-based, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 42

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock and option awards held by our named executive officers as of December 31, 2019. All outstanding equity awards are in shares of our common stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)		Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John L. Higgins	48,125	—	—	9.96	2/14/2020	—		—	—		—
	94,657	—	—	10.05	2/16/2021	—		—	—		—
	144,666	—	—	14.47	2/8/2022	—		—	—		—
	95,616	—	—	21.92	2/15/2023	—		—	—		—
	14,334	—	—	32.00	6/3/2023	—		—	—		—
	95,000	—	—	74.42	2/11/2024	—		—	—		—
	56,198	—	—	56.26	2/10/2025	—		—	—		—
	53,083	2,308	—	85.79	2/11/2026	—		—	—		—
	30,916	12,730	—	100.38	2/24/2027	—		—	—		—
	18,109	23,283	—	159.01	3/2/2028	—		—	—		—
	12,208	46,388	—	117.97	2/11/2029	—		—	—		—
	—	—	—	—	—	21,502	(4)	2,242,444	—		—
						—		—	3,964	(5)	413,406
	—	—	—	—	—	—		—	12,809	(6)	1,335,851

Matthew W. Foehr	21,675	—	—	14.47	2/8/2022	—		—	—		—
	68,827	—	—	21.92	2/15/2023	—		—	—		—
	65,000	—	—	74.42	2/11/2024	—		—	—		—
	42,113	—	—	56.26	2/10/2025	—		—	—		—
	25,952	1,128	—	85.79	2/11/2026	—		—	—		—
	17,975	7,401	—	100.38	2/24/2027	—		—	—		—
	8,870	11,404	—	159.01	3/2/2028	—		—	—		—
	7,121	27,060	—	117.97	2/11/2029	—		—	—		—
	—	—	—	—	—	12,574	(7)	1,311,342	—		—
	—	—	—	—	—	—		—	1,941	(5)	202,427
						—		—	7,472	(6)	779,255

Matthew Korenberg	25,000	—	—	104.59	8/5/2025	—		—	—		—
	6,155	769	—	85.79	2/11/2026	—		—	—		—
	10,785	4,440	—	100.38	2/24/2027	—		—	—		—
	7,022	9,028	—	159.01	3/2/2028	—		—	—		—
	6,104	23,194	—	117.97	2/11/2029	—		—	—		—
	—	—	—	—	—	9,642	(8)	1,005,564	—		—
	—	—	—	—	—	—		—	1,537	(5)	160,294
	—	—	—	—	—	—		—	6,404	(6)	667,873

Charles S. Berkman	1,948	—	—	56.26	2/10/2025	—		—	—		—
	3,717	436	—	85.79	2/11/2026	—		—	—		—
	4,018	2,812	—	100.38	2/24/2027	—		—	—		—
	4,066	5,226	—	159.01	3/2/2028	—		—	—		—
	3,053	11,596	—	117.97	2/11/2029	—		—	—		—
	—	—	—	—	—	5,141	(9)	536,155	—		—
	—	—	—	—	—	—		—	890	(5)	92,818
	—	—	—	—	—	—		—	3,202	(6)	333,937

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 43

(1)

Each option grant to the named executive officers has a ten year term from the date of grant. Except as described below, each option vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. For a description of the change in control provisions applicable to the stock option awards, see “Severance and Change in Control Arrangements” above.

(2)

Except as described in footnotes 5 and 6 below, the restricted stock unit awards granted to the named executive officers vest over a three year period in equal installments on February 15 of the first three calendar years following the year in which the date of grant occurs. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2019, the last trading day of 2019, of $104.29, by the number of shares of common stock subject to such award.

(4)

The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Higgins, which vest in equal installments over a three year period from the date of grant: 3,408 unvested restricted stock units granted on February 24, 2017, 5,285 unvested restricted stock units granted on March 2, 2018, and 12,809 unvested restricted stock units granted on February 11, 2019. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(5)

Represents the performance-based restricted stock units granted to the named executive officer in 2018. A named executive officer was eligible to earn up to 150% of the “target” number of performance-based restricted stock units based on performance relative to the performance objectives established for these awards.

The performance-based restricted stock units granted in 2018 were eligible to vest based on objectives related to the Company’s revenue for the two year performance period commencing January 1, 2018 and ending December 31, 2019 and projected shots on goal and revenue generated from acquisitions completed during the performance period commencing January 1, 2018 and ending December 31, 2020, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to both objectives).

In December 2019, the compensation committee certified our achievement relative to the revenue objectives for purposes of the 2018 performance-based restricted stock units. The threshold, target and maximum performance levels for the revenue component of the awards were as follows: less than $229 million, 0% payout; between $229 million and $274 million, 50% payout; between $274 million and $319 million, 100% payout; and greater than $319 million, 150% payout. Our total revenue for purposes of the 2018 performance-based restricted stock units for the performance period commencing January 1, 2018 and ending December 31, 2019 were $371 million, resulting in a 150% of “target” payout with respect to the units eligible to vest based on the number of new licensing deals objective. The performance condition applicable to these awards were satisfied and vested upon our compensation committee’s certification of such results in December 2019. The actual number of units that vested and issued in December 2019 with respect to the portion of the 2018 awards tied to revenue as follows: Mr. Higgins, 5,946; Mr. Foehr, 2,913; Mr. Korenberg, 2,305; and Mr. Berkman, 1,335. The value of these units that vested is reflected in the “Option Exercises and Stock Vested During Fiscal Year 2019” table below.

The “target” number of performance-based restricted stock units granted to the named executive officers in 2018 that remain eligible to vest based on the projected shots on goal and revenue generated from acquisitions objective are reported in the column titled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” above as follows: Mr. Higgins, 3,964; Mr. Foehr, 1,941; Mr. Korenberg, 1,537; and Mr. Berkman, 890.

(6)

Represents the “target” number of performance-based restricted stock units granted to the named executive officer in 2019. The performance-based restricted stock units granted in 2019 will vest based on objectives related to the Company’s incremental revenue from acquisitions, new licensing deals and Captisol sales above projections for the two year performance period commencing January 1, 2019 and ending December 31, 2020 and licensing for internally funded programs commencing January 1, 2019 and ending December 31, 2021, with each such objective equally weighted (and a possible performance multiplier of 150% for “maximum” performance relative to both objectives). Threshold performance levels, below which no vesting will be awarded, were also established for each performance objective. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above. The “target” number of performance-based restricted stock units granted to each of the named executive officers reflected in the column above are as follows: Mr. Higgins, 12,809; Mr. Foehr, 7,472; Mr. Korenberg, 6,404; and Mr. Berkman, 3,202.

(7)

The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Foehr, which vest in equal installments over a three year period: 2,514 unvested restricted stock units granted on February 24, 2017, 2,588 unvested restricted stock units granted on March 2, 2018, and 7,472 unvested restricted stock units granted on February 11, 2019. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 44

(8)

The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Korenberg: 1,189 unvested restricted stock units granted on February 24, 2017, 2,049 unvested restricted stock units granted March 2, 2018, and 6,404 unvested restricted stock units granted on February 11, 2019. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(9)

The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Berkman, which vest in equal installments over a three year period: 753 unvested restricted stock units granted on February 24, 2017, 1,186 unvested restricted stock units granted on March 2, 2018, and 3,202 unvested restricted stock units granted on February 11, 2019. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

Option Exercises and Stock Vested During Fiscal Year 2019

The following table provides information on stock option exercises and stock vesting in fiscal 2019 by our named executive officers.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John L. Higgins	33,790	4,049,056	37,181	4,165,716
Matthew W. Foehr	19,067	—	20,335	2,281,258
Matthew Korenberg	—	—	13,131	1,470,174
Charles S. Berkman	3,943	—	7,888	882,693

(1)

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Computed by multiplying the closing market price of our common stock on the vesting date by the number of restricted stock units subject to such award vesting on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following table summarizes potential change in control and severance payments to each named executive officer as of December 31, 2019. The three right-hand columns describe the payments that would apply in three different potential scenarios—a termination without cause prior to a change in control or more than 24 months following a change in control; a change in control without a termination of employment; or a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 24 months following a change in control. The table assumes that the termination or change in control occurred on December 31, 2019. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $104.29, which represents the closing market

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 45

price of our common stock as reported on the Nasdaq Global Market on December 31, 2019, the last trading day of 2019. All cash severance benefits will be paid in a lump sum.

Name	Benefit	Termination Without Cause; No Change of Control ($)	Change of Control; No Termination ($)(1)	Termination Without Cause or Resignation for Good Reason within 24 Months Following a Change of Control ($)(2)
John L. Higgins	Salary	270,833	—	1,300,000
	Bonus	—	—	975,000
	Option acceleration	—	92,472	92,472
	Stock Award acceleration	—	3,991,700	3,991,700
	Benefits continuation	15,976	—	76,686
	Total value:	286,809	4,084,172	6,435,858
Matthew W. Foehr	Salary	166,474	—	490,000
	Bonus	—	—	245,000
	Option acceleration	—	49,806	49,806
	Stock Award acceleration	—	2,293,024	2,293,024
	Benefits continuation	12,781	—	38,343
	Total value:	179,255	2,342,830	3,116,173
Matthew Korenberg	Salary	123,526	—	470,000
	Bonus	—	—	235,000
	Option acceleration	—	31,587	31,587
	Stock Award acceleration	—	1,833,731	1,833,731
	Benefits continuation	12,781	—	38,343
	Total value:	136,307	1,865,318	2,608,661
Charles S. Berkman	Salary	220,513	—	430,000
	Bonus	—	—	172,000
	Option acceleration	—	19,061	19,061
	Stock Award acceleration	—	962,910	962,910
	Benefits continuation	19,171	—	38,343
	Total value:	239,684	981,971	1,622,314

(1)

The 2002 Plan provides that options or restricted stock units will vest in the event of a change in control and the options or restricted stock units are not assumed or replaced by a successor. This disclosure assumes that the successor does not assume or replace the options or restricted stock units. For purposes of calculating the values in the table above, performance-based restricted stock units are included at “target” performance levels.

(2)

The change in control severance agreements with each of our named executive officers provide that all of a named executive officer’s outstanding stock awards will vest in the event of an involuntary termination. For purposes of calculating the values in the table above, performance-based restricted stock units are included at “target” performance levels.

Compensation of Directors

The following table provides information related to the compensation of each of our non-employee directors for fiscal 2019.

Name	Cash Fees ($)	Stock Awards ($)(9)	Option Awards ($)(9)	Total ($)
Jason M. Aryeh(1)	67,527	94,848	190,025	352,400
Todd Davis(2)	65,027	94,848	190,025	349,900
Nancy Gray(3)	60,027	94,848	190,025	344,900
John W. Kozarich(4)	85,027	94,848	190,025	369,900
Sunil Patel(5)	60,027	94,848	190,025	344,900
Stephen L. Sabba(6)	75,027	94,848	190,025	359,900
John L. LaMattina(7)	57,527	94,848	190,025	342,400
Sarah Boyce(8)	33,354	154,276	270,103	457,733

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 46

(1)

As of December 31, 2019, Mr. Aryeh held options to purchase 17,396 shares of our common stock and 835 restricted stock units. During 2019, Mr. Aryeh received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(2)

As of December 31, 2019, Mr. Davis held options to purchase 9,001 shares of our common stock and 835 restricted stock units. During 2019, Mr. Davis received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(3)

As of December 31, 2019, Dr. Gray held options to purchase 9,997 shares of our common stock and 1,139 restricted stock units. During 2019, Dr. Gray received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(4)

As of December 31, 2019, Dr. Kozarich held options to purchase 39,401 shares of our common stock and 835 restricted stock units. During 2019, Dr. Kozarich received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(5)

As of December 31, 2019, Mr. Patel held options to purchase 17,396 shares of our common stock and 835 restricted stock units. During 2019, Mr. Patel received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(6)

As of December 31, 2019, Dr. Sabba held options to purchase 39,401 shares of our common stock and 835 restricted stock units. During 2019, Dr. Sabba received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(7)

As of December 31, 2019, Dr. LaMattina held options to purchase 22,231 shares of our common stock and 835 restricted stock units. During 2019, Dr. LaMattina received 835 restricted stock units with a grant date fair value of $94,848 and 4,071 stock options with a grant date fair value of $190,025.

(8)

As of December 31, 2019, Ms. Boyce held options to purchase 5,283 shares of our common stock and 1,431 restricted stock units. During 2019, Ms. Boyce received 1,431 restricted stock units with a grant date fair value of $154,276 and 5,283 stock options with a grant date fair value of $270,103.

(9)

Reflects the grant date fair value for stock and option awards granted in 2019, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

Narrative to Director Compensation Table

Non-employee members of our board of directors are paid fees for their service as a director and are reimbursed for expenses incurred in connection with such service.

Under our director compensation policy in effect during 2019, each director was eligible to receive an annual retainer of $50,000. No meeting fees are paid. In addition, the chairperson of the board will received an additional annual retainer of $30,000, the chairperson of the audit committee received an additional annual retainer fee of $20,000, the chairperson of the compensation committee received an additional annual retainer of $15,000 and the chairperson of the nominating and corporate governance committees received an additional annual retainer fee of $10,000. Members of the audit committee received an additional annual retainer of $10,000, members of the compensation committee received an additional annual retainer of $7,500 and members of the nominating and corporate governance committee received an additional annual retainer of $5,000. Directors may elect to receive their retainers in cash or vested shares of our common stock, which shares are issued under our 2002 Plan.

At the 2019 annual meeting, non-employee directors were automatically granted (i) that number of restricted stock units determined by dividing (a) $95,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $190,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). In April 2020, the board revised the non-employee director compensation policy such that beginning with the 2020 annual meeting, non-employee directors will automatically be granted (i) that number of restricted stock units determined by dividing (a) $85,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 60-calendar day period prior to the date of grant, and

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 47

(ii) that number of stock options having a value of $175,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in full on the earlier of (i) the date of the annual meeting of the Company’s stockholders next following the grant date, and (ii) on the first anniversary of the date of grant.

Upon initial election to the board of directors, each non-employee director will automatically be granted (i) that number of restricted stock units determined by dividing (a) $145,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $280,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant.

All awards will vest in full in the event of a change in control or a hostile take-over, each as defined under our 2002 Plan.

Non-Employee Director Ownership Guidelines. In addition, the director compensation policy contains an ownership guideline so that members of the board are required to own shares with a value of at least three times the then-current annual retainer after they had completed three years of board service. As of the date of this proxy statement, all non-employee directors were in compliance with these guidelines.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. We are providing the following information to comply with Item 402(u) of Regulation S-K:

Total compensation of our CEO in 2019 was $6,772,184 as reported above in our Summary Compensation Table. The total compensation for the median employee, other than our CEO, was $109,795. The total compensation for the median employee was calculated according to the requirements of the Summary Compensation Table which includes base salary, bonus, equity awards, if applicable, and 401(k) matching contributions or pension. The ratio of our CEO’s compensation to the compensation of the median employee was 62 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, we reviewed base salary, bonus, equity awards, if applicable, and 401(k) matching contribution or pension for 2019 reflected in our payroll records as reported for all of our employees as of December 31, 2019, which includes our 72 employees in the United Kingdom. We converted the compensation of our employees in the United Kingdom to U.S. Dollars based on the exchange rate in effect on December 31, 2019 (0.7548 GBP to U.S. $1.00).

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 48

Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

During fiscal 2019, the compensation committee was composed of Messrs. Aryeh and Davis and Dr. LaMattina. No executive officer of our company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our board of directors or compensation committee.

Equity Compensation Plans

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services, the 2002 Plan and the Employee Stock Purchase Plan.

The following table summarizes information about our equity compensation plans as of December 31, 2019:

	(a) Number of securities to be issued upon exercises of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,454,726	(1)	61.82	980,340	(2)
Equity compensation plans not approved by security holders(3)	—		—	—

	1,454,726	(1)	61.82	980,340	(2)

(1)	Includes options and restricted stock units outstanding under the 2002 Plan, with performance-based restricted stock units included at “target” levels.
(2)

At December 31, 2019, 921,077 and 59,263 shares were available under the 2002 Plan and the Employee Stock Purchase Plan, respectively, for future grants of awards (calculated by including performance-based restricted stock units at the “target” level). Of the shares available under the Employee Stock Purchase Plan at December 31, 2019, 1,379 of the 59,263 share that were eligible for purchase were purchased during the offering period in effect on such date.

(3)	There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.

Deadline For Proposals For Next Annual Meeting

The deadline for submitting a stockholder proposal in accordance with Rule 14a-8 of the Exchange Act for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2021 is December 25, 2020 (120 calendar days in advance of the anniversary of the date of the proxy statement sent to stockholders in connection with our annual meeting held in 2020), unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Stockholders wishing to submit proposals or director nominations that are to be included in such proxy statement

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 49

and proxy must also do so by December 25, 2020. All such proposals must comply with all applicable requirements of Rule 14a-8.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our Board not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2021 annual meeting of stockholders, such a proposal must be received by us no earlier than February 10, 2021 and no later than March 12, 2021. However, if the date of the annual meeting is more than 30 days before or more than 60 calendar days after such anniversary date, notice must be received not later than the 90th calendar day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2021 annual meeting may exercise discretionary voting power regarding any such proposal.

Stockholders are advised to review our amended and restated bylaws, which contain additional requirements with respect to the form and content of the advance notice of stockholder proposals and director nominations.

Our current amended and restated bylaws are available at the SEC’s website, www.sec.gov, or upon written request to our Corporate Secretary at the address listed below. Stockholder proposals and director nominations should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego CA, 92121.

Solicitation of Proxies

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, we do not presently intend to solicit proxies other than by internet.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 50

of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to our Corporate Secretary, Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121, or contact our Corporate Secretary at (858) 550-7500. Also, if you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121, or contact our Corporate Secretary at (858) 550-7500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Business

As of the date of this proxy statement, the Board knows of no other business that will be presented for consideration at the special meeting. If other matters are properly brought before the special meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Charles S. Berkman
Senior Vice President, General Counsel & Secretary

November     , 2020

Ligand Pharmaceuticals Incorporated 2020 Special Meeting Proxy Statement ● 51

Appendix A

LIGAND PHARMACEUTICALS INCORPORATED

2002 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 2020)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2002 Stock Incentive Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible persons in the Corporation’s and its Subsidiaries’ service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.            The Plan shall be divided into three separate equity incentives programs:

1.            the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

2.            the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and

3.            the Other Stock Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents.

B.            The provisions of Articles One, Five and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.            The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders (other than non-employee Board members, whose Awards shall be administered by the full Board, as provided below). Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.            Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.            Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.

D.            Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

E.            Notwithstanding the foregoing, the full Board shall administer the Plan with respect to any Awards to the non-employee members of the Board. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Primary Committee or any Secondary Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Primary Committee. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Qualified Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by the Primary Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

IV.	ELIGIBILITY

A.            The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs are as follows:

(i)            Employees,

(ii)           non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)          consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.            Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding and such other terms and conditions of such option as the Plan Administrator determines are appropriate, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the purchase price, if any, and consideration for such shares and such other terms and conditions of such issued shares as the Plan Administrator determines are appropriate, and (iii) with respect to other Awards under the Other Stock Awards Program, which eligible persons are to receive such Awards, the type of Award, the time or times when the issuances are to be made, the number of shares subject to such Award to be issued to each Participant, the vesting schedule (if any) applicable to the Awards, the consideration for such Awards and such other terms and conditions of such Awards as the Plan Administrator determines are appropriate.

V.	STOCK SUBJECT TO THE PLAN

A.            Subject to adjustment pursuant to this Section V, the number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 7,413,754 shares, which number shall be reduced at any time by (i) one share for each share subject to any outstanding Award that is not a Full Value Award, and (ii) 1.5 shares for each share subject to any outstanding Award that is a Full Value Award. Notwithstanding anything in this Section V.A. to the contrary, the number of shares of Common Stock that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 7,413,754 shares, subject to adjustment pursuant to this Section V.

B.            No one person participating in the Plan may receive Awards for more than 1,000,000 shares of Common Stock in the aggregate per calendar year. In addition, notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee member of the Board as compensation for services as a non-employee member of the Board during any calendar year of the Corporation may not exceed $550,000, increased to $850,000 in the calendar year of his or her initial service as a non-employee member of the Board. The Plan Administrator may make exceptions to this limit for individual non-employee members of the Board in extraordinary circumstances, as the Plan Administrator may determine in its discretion, provided that the non-employee member of the Board receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee members of the Board.

C.            To the extent all or a portion of an Award is forfeited, expires or such Award or portion thereof is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or portion thereof, shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A above. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under Section V.A and will not be available for future grants of Awards: (i) shares of Common Stock tendered by an Optionee or withheld by the Corporation in payment of the exercise price of an option; (ii) shares of Common Stock tendered by the Optionee or Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to an option or stock appreciation right; (iii) shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options. Shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to a Full Value Award shall be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A. above; provided, however, that, notwithstanding the foregoing, in the event shares subject to a Full Value Award are delivered by a Participant or withheld by the Company to satisfy any Withholding Taxes at a tax withholding rate in excess of the minimum statutory withholding rates, such shares tendered or withheld to satisfy the Withholding Taxes at a rate in excess of the minimum statutory withholding rates shall not be available for future grants of Awards under the Plan and shall continue to be counted against the share reserve in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A. above.

Any shares of Common Stock forfeited by the Participant or repurchased by the Corporation under Article Three, Section I.C at a price not greater than the price originally paid by the Participant so that such shares are returned to the Corporation will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section V.A. above. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section V.C, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive stock option under Section 422 of the Code.

D.            If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan or with respect to Incentive Stock Options under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, and (v) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E.            Subject to Article Two, Section III, Article Three, Section II and Article Four, Section V, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

1.            To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

2.            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

3.            To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

4.            To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and

5.            To provide that the Award cannot vest, be exercised or become payable after such event.

F.            In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.            EXERCISE PRICE.

1.            The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.            The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)            cash or check made payable to the Corporation,

(ii)           shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,

(iii)          to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv)          with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

B.            EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.            EFFECT OF TERMINATION OF SERVICE.

1.            The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)            Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)            Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)           During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.            The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)             extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)            permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.            STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.            REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.            LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Five and Six shall be applicable to Incentive Options. To the extent an option which is designated as an Incentive Option fails to meet the requirements of Section 422 of the Code, then such option shall be treated as a Non-Statutory Option. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.            ELIGIBILITY. Incentive Options may only be granted to Employees.

B.            DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.            10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.            In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.            All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.            Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.            Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.            The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.            The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.            The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

H.            The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I.            The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.            PURCHASE PRICE.

1.            The purchase price per share, if any, shall be fixed by the Plan Administrator.

2.            Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:

(i)            cash or check made payable to the Corporation, or

(ii)          past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)         future services to be rendered to the Corporation (or any Parent or Subsidiary).

B.            RESTRICTIONS. Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter. Notwithstanding the foregoing, with respect to shares of Common Stock issued under this Stock Issuance Program subject to vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share vests.

C.            FORFEITURE. Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment or service during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.            All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.            The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

C.            The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an

Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

OTHER STOCK AWARDS PROGRAM

I.	STOCK APPRECIATION RIGHTS

A.            A stock appreciation right may be granted to any eligible person selected by the Plan Administrator. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.

B.            A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose. The exercise or base price per share of a stock appreciation right shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date the stock appreciation right was granted.

C.            Subject to Section I.B above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.

D.            Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the date the stock appreciation right was granted.

II.	DIVIDEND EQUIVALENTS

Any eligible person selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the

Award is exercised, vests or expires, as determined by the Plan Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator. Notwithstanding anything to the contrary, dividends or dividend equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the extent that the vesting conditions are subsequently satisfied and the Award vests. In addition, notwithstanding anything to the contrary, no dividend equivalents shall be payable with respect to options or stock appreciation rights.

III.	RESTRICTED STOCK UNITS

The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any eligible person selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator. At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Corporation shall, subject to Article Six, Section V, transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

IV.	OTHER TERMS

A.            Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.

B.            Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.

C.            An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.

D.            Payments with respect to any Awards granted under this Article Four shall be made in cash, in Stock or a combination of both, as determined by the Committee.

E.            All Awards under this Article Four shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.

V.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.            In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

B.            Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

C.            Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D.            The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

E.            The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.

F.            The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G.            The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

PERFORMANCE-BASED AWARDS

Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Qualified Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as Qualified Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Primary Committee determines necessary for such Award to continue to so qualify. To the extent permitted by applicable law, and the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE SIX

MISCELLANEOUS

I.	TAX WITHHOLDING

A.            The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.             The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.

Stock Delivery: The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

C.            Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld or delivered by the Participant in order to satisfy the Withholding Taxes with respect to the exercise, vesting or payment of an Award shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding or delivery equal to the aggregate amount of such Withholding Taxes based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may approved by the Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, unless otherwise approved by the Administrator, to the extent such shares of Common Stock were acquired by the Participant from the Company as compensation, the shares of Common Stock must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that the number of shares of Common Stock withheld or delivered shall be rounded up to the nearest whole share sufficient to cover the Withholding Taxes to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

A.            This Plan constitutes an amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan most recently adopted by the Board on March 28, 2019, and approved by the Corporation’s stockholders on June 6, 2019 (the “Existing Plan”). This amended and restated Plan was adopted by the Board on October 26, 2020, and will become effective on the Restatement Effective Date.

B.            The Plan shall terminate upon the earliest to occur of (i) October 25, 2030, or (ii) the termination of all outstanding options in connection with a Change in Control. In the event of the termination of the Plan, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

C.            This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s adoption of this amended and restated Plan. If this amended and restated Plan is not approved by the Company’s stockholders, this amended and restated Plan shall not become effective and the Existing Plan shall continue in full force and effect in accordance with its terms.

III.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Except as permitted by Article One, Section V, Article Two, Section III or Article Four, Section V in connection with a transaction specified in Article One, Section V.D or V.E (including, without limitation, any Change in Control, Hostile Take-Over, stock dividend, stock split, extraordinary cash dividend, recapitalization, combination of shares or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights without stockholder approval.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

B.            No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

C.            All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Board may require that an Optionee or Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.

D.            Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

E.            In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

VIII.	FORFEITURE AND CLAW-BACK PROVISIONS

A.            Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Plan Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a participant to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Corporation, and (2) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the participant at any time, or during a specified time period, engages in any activity in competition with the Corporation, or which is inimical, contrary or harmful to the interests of the Corporation, as further defined by the Plan Administrator or (iii) the participant incurs a termination of Service for Misconduct; and

B.            All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Corporation, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            AWARD shall mean an option, stock issuance award, stock appreciation right award, restricted stock unit award or dividend equivalent award granted pursuant to the Plan.

B.            BOARD shall mean the Corporation’s Board of Directors.

C.            CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)            a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)           the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii)          the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.            CODE shall mean the Internal Revenue Code of 1986, as amended.

E.            COMMON STOCK shall mean the Corporation’s common stock.

F.            CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

G.            DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.            EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.            EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.            FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)          If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.            FULL VALUE AWARD shall mean any Award other than an option or a stock appreciation right and that is settled by the issuance of shares of Common Stock.

L.            HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)            a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii)          a Hostile Tender-Offer.

M.            HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N.            INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

O.            INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)          such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P.            MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

Q.            1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

R.            NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

S.            OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

T.            OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Four of the Plan

U.            PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.            PARTICIPANT shall mean any person who is issued an Award under the Plan other than an option.

W.            PERFORMANCE CRITERIA shall mean the criteria that the Primary Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(i)            The Performance Criteria that will be used to establish Performance Goals shall be determined by the Plan Administrator. Such criteria may include, but are not limited to, one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), return on assets, return on capital, return on stockholders’ equity, total stockholder return, return on sales, gross or net profit or operating margin, expenses, working capital, earnings per share, adjusted earnings per share, price per share of Stock, regulatory body approval for commercialization of a product, implementation or completion of critical projects, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(ii)            The Plan Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business or segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items related to acquired in-process research and development, items relating to changes in tax laws, items relating to major licensing or partnership arrangements, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

X.            PERFORMANCE GOALS shall mean, for a Performance Period, the goals established in writing by the Plan Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Corporation performance or the performance of a division, business unit, or an individual.

Y.            PERFORMANCE PERIOD shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Plan Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

Z.            PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Awards granted to non-employee Board members, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

AA.         PLAN shall mean the Corporation’s 2002 Stock Incentive Plan, as amended and restated and set forth in this document.

BB.         PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

CC.         PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

DD.         QUALIFIED PERFORMANCE-BASED COMPENSATION means any compensation granted under the Plan prior to November 2, 2017 that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

EE.          RESTATEMENT EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the approval of the Plan at the special meeting of the Corporation’s stockholders scheduled to take place on December 1, 2020.

FF.          SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs with respect to eligible persons other than Section 16 Insiders.

GG.         SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

HH.         SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

II.            STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

JJ.            STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

KK.         STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

LL.          SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM.         10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

NN.         WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

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Special Meeting Proxy Card

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A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain		For	Against	Abstain
1. Amendment and Restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan	☐	☐	☐	2. Adjournment of Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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The Special Meeting of Stockholders of Ligand Pharmaceuticals Incorporated will be held on

Tuesday, December 15, 2020 at 8:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/290257542.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – LGND2020.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The material is available at: www.envisionreports.com/LGND2

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Ligand Pharmaceuticals Incorporated	+

Notice of Special Meeting of Stockholders

Proxy Solicited by Board of Directors for Special Meeting – December 15, 2020

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held on December 15, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

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